UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Aptiv PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER FROM CEO

To Our Shareholders

I am pleased to invite you to Aptiv PLC’s Annual General Meeting of Shareholders to be held on Wednesday, April 24, 2024, at 9:00 a.m. local time, at the Company’s Headquarters in Dublin, Ireland.

The following Notice of Annual General Meeting of Shareholders and Proxy Statement describes the business that will be conducted at the Annual Meeting. You can find financial and other information about Aptiv in the accompanying Form 10-K for the fiscal year ended December 31, 2023. These materials are also available on our website, aptiv.com.

Aptiv is a leading full-system solutions partner serving industrial markets around the world. Our global leadership in next-generation hardware, cloud-native software, and sensor-to-cloud connectivity platforms is powering digital transformation across industries. By meeting customers where they are on their transformation journey, we can deliver high-value, cost-effective solutions that pave the way for a smooth transition into the software-defined future.

Sustainability is central to our mission of creating a better world with zero accidents, zero emissions, and seamless connectivity. With a strategic framework that is focused on our people, products, planet and platforms, we are fostering an inclusive, high-performance culture and building quality, cutting-edge solutions that are designed, developed, and manufactured responsibly. In addition, our commitment to innovation, operational excellence, and sustainability is changing the world for the better. We are well on our way to carbon neutrality in 2040, and last year we were proud to be recognized by TIME as one of the ‘World’s Best Companies’, by Newsweek as one of ‘America’s Greenest Companies’ and by Ethisphere as one of the ‘World’s Most Ethical Companies’ for the 11th year in a row.

We made tremendous progress in 2023 and looking ahead, we are well-positioned to solve our customers toughest challenges for years to come. We have the right strategy and full-system capabilities that will enable us to continue to pioneer market-shaping solutions, optimize our business foundation, and invest in the products and platforms that will deliver long-term, sustainable shareholder value.

Your vote is very important to us. I encourage you to sign and return your proxy card or use telephone or Internet voting so that your shares will be represented and voted at the meeting.

Thank you for your continued support. We look forward to seeing you on April 24, 2024.

Sincerely,

Kevin P. Clark Chairman and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS	1

Notice of Annual General Meeting of Shareholders

Wednesday, April 24, 2024 9:00 a.m. Local Time	Aptiv PLC Headquarters 5 Hanover Quay Grand Canal Dock Dublin 2, Ireland D02 VY79	Record Date The close of business March 4, 2024

MEETING AGENDA

Presenting the Company’s accounts and auditors’ reports for the fiscal year ended December 31, 2023 to the shareholders, passing the following resolutions, and transacting such other business as may properly come before the Annual Meeting:

•	ORDINARY RESOLUTIONS

ELECTION OF DIRECTORS

THAT the following directors be elected as directors of the Company:

1)	Kevin P. Clark
2)	Nancy E. Cooper
3)	Joseph L. Hooley
4)	Vasumati P. Jakkal
5)	Merit E. Janow
6)	Sean O. Mahoney
7)	Paul M. Meister
8)	Robert K. Ortberg
9)	Colin J. Parris
10)	Ana G. Pinczuk

AUDITORS

11)

THAT Ernst & Young LLP be re-appointed as the auditors of the Company until the Annual Meeting of the Company to be held in 2025, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is ratified and that directors are authorized to determine the fees to be paid to the auditors.

EQUITY COMPENSATION PLANS

12)	THAT the Company’s shareholders approve the Aptiv PLC 2024 Long-Term Incentive Plan.

•	ADVISORY, NON-BINDING RESOLUTIONS

EXECUTIVE COMPENSATION

13)	THAT the Company’s shareholders approve, on an advisory, non-binding basis, the Company’s executive compensation.

2	NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

14)

THAT the Company’s shareholders determine, by voting on one of the three alternatives below or abstaining, on an advisory, non-binding basis, the frequency with which they should have an advisory vote on the compensation of the Company’s named executive officers:

Choice 1 - EVERY YEAR;

Choice 2 - EVERY TWO YEARS;

Choice 3 - EVERY THREE YEARS; or

Choice 4 - ABSTAIN.

Resolutions 1 to 12 will be proposed as ordinary resolutions, and Resolutions 13 and 14 will be proposed as advisory, non-binding resolutions.

•	RECORD DATE

You are entitled to vote only if you were a shareholder of Aptiv PLC at the close of business on March 4, 2024. Holders of ordinary shares of Aptiv PLC are entitled to one vote for each share held of record on the record date.

•	ATTENDANCE AT THE ANNUAL MEETING

We hope you will be able to attend the Annual Meeting in person. If you expect to attend, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

•	WHERE TO FIND MORE INFORMATION ABOUT THE RESOLUTIONS AND PROXIES

Additional information regarding the business to be conducted and the resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which can be accessed by following the instructions on the Notice of Internet Availability of Proxy Materials that accompanies this Notice of Annual General Meeting of Shareholders.

You are entitled to appoint one or more proxies to attend the Annual Meeting and vote on your behalf. Your proxy does not need to be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Katherine H. Ramundo

Senior Vice President,

Chief Legal Officer,

Chief Compliance Officer

and Secretary

PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN APTIV SHARES AS OF THE RECORD DATE TO BE ADMITTED TO THE ANNUAL MEETING.

This Notice of Annual Meeting of Shareholders and the Proxy Statement are being distributed or made available on or about March 11, 2024.

TABLE OF CONTENTS	3

4	TABLE OF CONTENTS

TABLE OF CONTENTS	5

6	2024 PROXY STATEMENT—SUMMARY

2024 Proxy Statement-Summary

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date: April 24, 2024

Time: 9:00 a.m. local time

Location: The Company’s Headquarters, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79

Record Date: March 4, 2024

GENERAL INFORMATION

Stock Symbol: APTV

Exchange: NYSE

Ordinary Shares Outstanding (as of the record date): 272,678,642 shares

Registrar & Transfer Agent: Computershare Investor Services

Corporate Website: aptiv.com

Investor Relations Website: ir.aptiv.com

SHAREHOLDER VOTING MATTERS

Proposal	Board’s Voting Recommendation

Election of Directors	FOR EACH NOMINEE

Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Approve 2024 Long-Term Incentive Plan	FOR

Advisory Vote to Approve Named Executive Officer Compensation	FOR

Advisory Vote to Approve Say-on-Pay Frequency	FOR

BOARD MEETING INFORMATION

Board Meetings in 2023: 8

Standing Board Committee Meetings in 2023:

Audit (5), Compensation and Human Resources (5),

Finance (5), Innovation and Technology (5),

Nominating and Governance (5)

DIRECTOR NOMINEES

Name	Director Since	Independent

Kevin P. Clark	2015

Nancy E. Cooper	2018

Joseph L. Hooley	2020

Vasumati P. Jakkal	—

Merit E. Janow	2021

Sean O. Mahoney	2009

Paul M. Meister	2019

Robert K. Ortberg	2018

Colin J. Parris	2017

Ana G. Pinczuk	2016

NAMED EXECUTIVE OFFICERS

•	Kevin P. Clark—Chairman and Chief Executive Officer
•	Joseph R. Massaro—Chief Financial Officer and Senior Vice President, Business Operations
•	William T. Presley—Senior Vice President and Chief Operating Officer, and President, Signal & Power Solutions
•	Obed D. Louissaint—Senior Vice President and Chief People Officer
•	Benjamin Lyon—Senior Vice President and Chief Technology Officer
•	Katherine H. Ramundo—Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

CORPORATE GOVERNANCE BEST PRACTICES

9 of 10 Independent Directors
Annual Election of Directors
Board Diversity and Experience
Annual Board and Committee Evaluations

COMPENSATION BEST PRACTICES

Robust Stock Ownership Guidelines
Clawback Policy
Restrictive Covenants for Executives
No Excise Tax Gross-Ups
No Hedging/No Pledging

APTIV AT A GLANCE

Delivering sustainable mobility solutions

OUR MISSION

Aptiv innovates at the intersection of disruptive trends in the mobility industry. As a global technology leader, our growing portfolio of solutions makes vehicles safer, greener and more connected, enabling the future of mobility and a more sustainable world.

SAFE
A society with zero road fatalities, zero injuries and zero accidents

GREEN
Zero emissions, minimizing vehicles' total lifecycle environmental impact

CONNECTED
Seamless integration between the vehicle, its passengers and the world around it

APTIV BY THE NUMBERS

$34B+
2023 Business bookings

$20.1B
2023 Revenue

12%
2023 Adjusted Revenue Growth

$4.86
2023 Earnings per share
Adjusted for restructuring and other special items

$1.8B
2023 Total investment in research and development
Including engineering

22,200
Scientists, engineers and technicians

~200,000
Employees

138
Manufacturing facilities

11
Major technical centers

50
Countries

OUR BUSINESS SEGMENTS

Uniquely positioned as the only provider of both the vehicle's brain and nervous system

We build the intelligence that brings to life the software-defined vehicle of the future and the technologies that connect every part of the vehicle, enable it to sense the world around it and allow it to communicate.

Advanced Safety & User Experience

This segment provides critcal technologies, including sensing and perception systems, embedded compute, vehicle connectvity, cloud-native software platorms, application software, autonomous driving technologies and end-to-end DevOps tools. Our products enhance vehicle safety, security, comfort and convenience, while extending their functionality and lifecycle through software updates over time.

Signal & Power Solutions

This segment provides complete design, manufacture and assembly of the vehicle's electrical architecture, including engineered components, connectors, wiring harnesses, and high voltage power and safety-critical data distribution systems. Our products provide the signal distribution and computing power backbone that supports increased vehicle content and electrification, reduced emissions, higher fuel economy and off-vehicle connectivity.

The democratization of the technologies in these business segments save lives, save the industry billions in costly vehicle repairs, and reduce carbon emissions.

Our Sustainability Strategy

AT APTIV, WE SET A HIGH BAR

We make products and solutions of the highest quality — designed, developed and manufactured responsibly — that transform society by enabling safer, greener and more connected mobility. In doing so, we take care of our people and communities, minimize our impact on the planet and manage our company according to a robust ethical platform.

OUR FRAMEWORK FOR DELIVERING ON OUR MISSION

MISSION
Why we do what we do

SAFE
A future with zero accidents

GREEN
A future with zero emissions

CONNECTED
A future with seamless connectivity

APPROACH
How we do business

PEOPLE
Foster high-performing and engaged teams with safe, dynamic and inclusive workplaces

PRODUCTS
Design and deliver solutions that make the world safer, greener and more connected

PLANET
Increase the efficiency of our processes and reduce our impact on the environment

PLATFORM
Do the right thing, the right way

IMPACT
Our effect on the world

- STAKEHOLDER VALUE CREATION
- PARTNER OF CHOICE
- ENGAGED EMPLOYEES
- STRONGER COMMUNITIES
- SAFER VEHICLES
- GREENER WORLD
- SEAMLESS CONNECTIVITY

APTIV'S ROAD TO CARBON NEUTRALITY

We have mapped out and committed to an ambitious plan to become carbon-neutral by 2040.

2025
REDUCE CARBON EMISSIONS BY 25%
Decrease Scope 1 & 2 CO_2 Emissions
2030
CARBON NEUTRAL OPERATIONS
Source 100% Renewable Energy Globally
2039
CARBON NEUTRAL PRODUCTS
From Sourcing to Disposal
2040
CARBON NEUTRAL COMPANY
ZERO CARBON 2040

10	ELECTION OF DIRECTORS

Election of Directors

(RESOLUTIONS 1 TO 10)

All of our current directors, other than Richard L. Clemmer, are nominated for one-year terms to serve until the 2025 annual meeting, or until such director’s earlier resignation, retirement or other termination of service. We thank Mr. Clemmer for all of his contributions over his years of service to Aptiv.

The Board believes that the combination of the various qualifications, skills, and breadth and depth of experiences of the director nominees contributes to an effective and well-functioning Board. The Board and the Nominating and Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management. Included in each director nominee’s biography below is an assessment of each of their specific qualifications, attributes, skills and experience. Committee memberships listed below are as of the date of this Proxy Statement.

The Board has been informed that each nominee is willing to continue to serve as a director. If a director does not receive a majority of the vote for his or her election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. Mr. Mahoney was a member of the Board prior to the Company’s initial public offering in 2011, and information included in this Proxy Statement as to his tenure on our Board reflects that service.

CHAIRMAN & CEO DIRECTOR SINCE: MARCH 2015 NON-INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: None

KEVIN P. CLARK | AGE: 61

Kevin P. Clark has been a director since March 2015, when he became Aptiv’s President and Chief Executive Officer. In April 2022, he was named Chairman and Chief Executive Officer. In 2014, Mr. Clark was appointed Chief Operating Officer responsible for Aptiv’s business divisions, as well as the global supply chain function. He joined Aptiv in 2010 as Chief Financial Officer, responsible for all financial activities, including strategic planning, corporate development, financial planning and analysis, treasury, accounting, and tax. Before joining Aptiv, he was a founding partner of Liberty Lane Partners, LLC, a private equity investment firm focused on investing in and building and improving middle-market companies from 2007 to 2010. He served as Chief Financial Officer of Fisher-Scientific International Inc., a manufacturer, distributor and service provider to the global healthcare market, from the company’s initial public offering in 2001 through the completion of its merger with Thermo Electron Corporation in 2006. He also held a number of senior management positions at Fisher-Scientific. He began his career in the financial organization of Chrysler Corporation. Mr. Clark has both a bachelor’s degree in financial administration and a master’s degree in finance from Michigan State University.

QUALIFICATIONS:

Mr. Clark is a proven leader with notable success in creating and implementing Aptiv’s business and technology strategies. As our Chairman and CEO, and former COO and CFO, he provides the Board with significant strategic, financial and industry expertise.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • None	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • None

ELECTION OF DIRECTORS	11

DIRECTOR SINCE: FEBRUARY 2018 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Audit Committee (Chair) and Nominating and Governance Committee

NANCY E. COOPER | AGE: 70

Nancy E. Cooper has been a director since February 2018. Ms. Cooper is the former Executive Vice President and Chief Financial Officer of CA Technologies, an IT management software provider, a position she held from August 2006 until she retired in May 2011. Before joining CA, she served as the Chief Financial Officer of IMS Health, Inc. from 2001 to 2006 and as Chief Financial Officer for Reciprocal, Inc. from 2000 to 2001. She began her career at IBM Corporation in 1976, where she held positions of increasing responsibility over a 22-year period, focusing on technology strategy and financial management. Ms. Cooper has bachelor’s degrees in both economics and political science from Bucknell University and a master’s of business administration from the Harvard Graduate School of Business.

QUALIFICATIONS:

Ms. Cooper brings to the Board significant experience leading a global public company finance organization, and contributes leadership, financial, risk management, technology and strategy expertise.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Brunswick Corporation (Non-Executive Board Chair)	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • The Mosaic Company (2011 – 2021)

DIRECTOR SINCE: JANUARY 2020 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Compensation and Human Resources Committee (Chair) and Audit Committee

JOSEPH L. HOOLEY | AGE: 66

Joseph L. (Jay) Hooley has been a director since January 2020. Mr. Hooley is the former Chairman of the Board and Chief Executive Officer of State Street Corporation, one of the world’s leading providers of financial services to institutional investors, including investment servicing, investment management and investment research and trading. He served as State Street’s Chairman from 2011 to 2019, its Chief Executive Officer from 2010 to 2018, and its President and Chief Operating Officer from 2008 to 2014. From 2002 to 2008, he served as Executive Vice President and head of State Street’s Investor Services Division, and, in 2006, he was appointed Vice Chairman and Global Head of State Street’s Investment Servicing and Investment Research and Trading. Mr. Hooley has a bachelor’s degree from Boston College.

QUALIFICATIONS:

Mr. Hooley’s long tenure as a public company executive leading and transforming a global financial services organization, including his extensive experience with institutional investors through his role as Chairman and CEO of State Street, provides the Board with significant expertise in management, strategic planning and corporate governance, as well as a global business perspective, and his unique background helps the Board better understand investors’ points of view and ensures those perspectives are incorporated into Board discussions with management on important strategic topics.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Exxon Mobil Corporation (Lead Independent Director)	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • State Street Corporation (2009 – 2019)

12	ELECTION OF DIRECTORS

DIRECTOR NOMINEE INDEPENDENT

VASUMATI P. (VASU) JAKKAL | AGE: 48

Vasumati P. (Vasu) Jakkal is Corporate Vice President of Security, Compliance, Identity & Privacy at Microsoft Corporation, a position she has held since 2020. Prior to joining Microsoft, from 2017 to 2020, she served as the Executive Vice President and Chief Marketing Officer at FireEye-Mandiant (acquired by Google), which provided hardware, software and services to investigate cybersecurity attacks and analyze IT security risks. From 2014 to 2017, Ms. Jakkal was Vice President, Corporate Marketing & Strategy at Brocade Communications Systems, Inc. (now Broadcom Inc.), a networking provider of software and hardware solutions spanning the cloud to the edge. Prior to that, she was with LSI Corporation (now Broadcom Inc.), a designer, developer, manufacturer and global supplier of semiconductor and infrastructure software products, where she served as the Chief of Staff and Technical Advisor to the CEO and COO. She began her career at Intel Corporation, where she held positions of increasing responsibility spanning engineering to general management from 1999 until 2012. Ms. Jakkal has a bachelor’s degree in electrical engineering from the College of Engineering, Pune (India) and a master’s degree in electrical engineering from the University of Minnesota.

QUALIFICATIONS:

Ms. Jakkal has over 20 years of technology experience across cybersecurity, cloud, IOT, AI and mobility, which will provide the Board with critical expertise as Aptiv accelerates its innovation in and commercialization of new mobility and connectivity technologies across industries.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • None	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • None

DIRECTOR SINCE: APRIL 2021 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Compensation and Human Resources Committee and Nominating and Governance Committee

MERIT E. JANOW | AGE: 65

Merit E. Janow has been a director since April 2021. Professor Janow is the former Dean of the Faculty from 2013 to 2021 and is currently Professor of Practice in the School of International and Public Affairs (SIPA) at Columbia University, a position she has held since 1993. Previously, she directed the graduate program in international finance and economic policy. She regularly teaches graduate courses in international economic policy and law, at both SIPA and Columbia Law School. She has published numerous articles and several books. Professor Janow has had three periods of government service, serving as one of seven members of the Appellate Body of the World Trade Organization from 2003 to 2007, as the Executive Director of the International Competition Policy Advisory Committee of the U.S. Department of Justice’s Antitrust Division from 1997 to 2000, and as Deputy Assistant U.S. Trade Representative for Japan and China from 1990 to 1993. She served on the Board of Directors and as Chair of the Nasdaq Stock Markets LLC of the Nasdaq OMX Group from 2005 to 2016. Professor Janow has a bachelor’s degree in Asian Studies from the University of Michigan and a juris doctorate degree from Columbia Law School.

QUALIFICATIONS:

Professor Janow’s extensive knowledge and experience in international trade, economics, policy and regulatory matters provide valuable insight to the Company given the global nature of our business, and she particularly contributes meaningful perspective on the Asia Pacific region, as a result of her background and experience.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Mastercard Inc. (Non-Executive Board Chair)	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • Trimble Inc. (2008 – 2021)

ELECTION OF DIRECTORS	13

DIRECTOR SINCE: NOVEMBER 2009 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Finance Committee (Chair) and Nominating and Governance Committee

SEAN O. MAHONEY | AGE: 61

Sean O. Mahoney has been a director since November 2009. Mr. Mahoney is a private investor with over three decades of experience in investment banking and finance. He spent 17 years in investment banking at Goldman, Sachs & Co. from 1987 to 2004, where he was a partner and head of the Financial Sponsors Group, followed by four years at Deutsche Bank Securities, where he served as Vice Chairman, Global Banking from 2004 to 2008. During his banking career, he acted as an advisor to companies across a broad range of industries and product areas. Mr. Mahoney has a bachelor’s degree from the University of Chicago and a master’s degree from Oxford University, where he was a Rhodes Scholar.

QUALIFICATIONS:

Through his many years of experience in investment banking and finance, Mr. Mahoney provides the Board with expertise in value-creation and business strategy, capital markets, financing, and mergers and acquisitions.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • None	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • Howmet Aerospace Inc. (formerly Arconic Inc. and Alcoa Inc.) (2016 – 2020) • iHeartMedia, Inc. (2019 – 2021)

LEAD INDEPENDENT DIRECTOR DIRECTOR SINCE: JULY 2019 APTIV COMMITTEE MEMBERSHIPS: Compensation and Human Resources Committee, Finance Committee and Nominating and Governance Committee (Chair)

PAUL M. MEISTER | AGE: 71

Paul M. Meister has been a director since July 2019 and our Lead Independent Director since April 2022. Mr. Meister is a partner in Novalis LifeSciences, a Life Science focused venture firm and is also co-founder, and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries. From 2014 to 2018, he was President of MacAndrews & Forbes Incorporated, a private company that owns or controls a diverse set of businesses. During 2018, he also served, on an interim basis, as Executive Vice Chairman of Revlon, Inc. a leading beauty products company. He served from 2010 to 2014 as Chairman and Chief Executive Officer of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. He was Chairman of Thermo Fisher Scientific, Inc, a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously an Executive Officer of Fisher Scientific International, Inc., a predecessor of Thermo Fisher Scientific from 1991 to 2006. Mr. Meister has a bachelor’s degree from the University of Michigan and a master’s of business administration degree from Northwestern University.

QUALIFICATIONS:

Mr. Meister’s extensive public company experience, as both an executive and a board member, provides the Board with significant expertise in management, strategy, finance and capital markets, operations, and mergers and acquisitions.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Amneal Pharmaceuticals, Inc. (Non-Executive Chair) • Quanterix Corporation	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • Oaktree Acquisition Corp.I (2019 – 2021) • Oaktree Acquisition Corp.II (2020 – 2022) • Scientific Games Corporation (2012 – 2020)

14	ELECTION OF DIRECTORS

DIRECTOR SINCE: SEPTEMBER 2018 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Audit Committee and Innovation and Technology Committee

ROBERT K. ORTBERG | AGE: 63

Robert K. (Kelly) Ortberg has been a director since September 2018. Mr. Ortberg is the former Chief Executive Officer of Collins Aerospace, a United Technologies company, a position he held from December 2018 to February 2020. Following his retirement from Collins Aerospace, he served as a Special Advisor to the office of the Chief Executive Officer for RTX Corporation (formerly Raytheon Technologies Corporation), an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide until March 2021. He previously served at Rockwell Collins, Inc. as its Chairman, President and Chief Executive Officer from 2015 to 2018; President and CEO from 2013 to 2015 and President from 2012 to 2013; Executive Vice President, Chief Operating Officer, Government Systems from 2010 to 2012; and Executive Vice President, Chief Operating Officer of Commercial Systems from 2006 to 2010. Before taking on those roles, he held other executive positions at Rockwell Collins, which he joined in 1987. Mr. Ortberg has a bachelor’s degree in mechanical engineering from the University of Iowa.

QUALIFICATIONS:

Mr. Ortberg brings to the Board a track record of operational and technology leadership, global management, accelerating company growth and creating shareholder value, coupled with a strong background in transformation and innovation and more than 30 years of experience in aerospace and defense.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • RTX Corporation (formerly Raytheon Technologies Corporation)	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • None

DIRECTOR SINCE: DECEMBER 2017 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Audit Committee and Innovation Technology Committee (Chair)

COLIN J. PARRIS | AGE: 62

Colin J. Parris has been a director since December 2017. Dr. Parris currently serves as the Senior Vice President and Chief Technology Officer at GE Digital, a position he has held since May 2020. He joined General Electric in 2014 as the Vice President, GE Software Research. Before joining GE, he spent two decades at IBM in a variety of executive roles, serving most recently as Vice President, Systems Research in the IBM T.J. Watson Research Division from 2013 to 2014 and General Manager for IBM’s Power Systems business from 2010 to 2013. Dr. Parris has a bachelor’s degree in electrical engineering from Howard University, master’s degrees in electrical engineering and computer science from the University of California, Berkeley, and a master’s degree in management from Stanford University. He also has a Ph.D in electrical engineering from the University of California, Berkeley.

QUALIFICATIONS:

Dr. Parris has an extensive technology background with significant experience in software and leading digital transformations. His deep technology background and current focus on data software and artificial intelligence provides valuable knowledge and relevant insight to the Board.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • None	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • None

ELECTION OF DIRECTORS	15

DIRECTOR SINCE: NOVEMBER 2016 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Finance Committee and Innovation Technology Committee

ANA G. PINCZUK | AGE: 60

Ana G. Pinczuk has been a director since November 2016. Ms. Pinczuk joined Dexterity, Inc., a company that has created robots for logistics, warehouses and supply chain customers, in December 2022 as its Chief Operating Officer. From August 2019 to July 2022, Ms. Pinczuk served as the Chief Development Officer for Anaplan, Inc., which provides a cloud-based connected planning platform that helps connect organizations and people to make better and faster decisions. She joined Anaplan in February 2019 as Chief Transformation Officer. Before that she held the following positions from 2015 to 2018: President of Hewlett Packard Enterprise’s Pointnext technology services organization; Executive Vice President and Chief Product Officer of Veritas Technologies LLC, a data management provider specializing in information protection, availability and insight solutions; and Senior Vice President and General Manager of Backup and Recovery for Symantec Corporation. From 2000 to 2015, Ms. Pinczuk served in various executive positions at Cisco Systems, Inc., including Senior Vice President, Sales from 2014 to 2015; Senior Vice President, Services Transformation and Chief Operating Officer from 2013 to 2014; and Vice President, Global Technical Services from 2009 to 2013. Before joining Cisco, she spent 15 years with AT&T, Inc., in positions of increasing responsibility. Ms. Pinczuk has both a bachelor’s degree and a master’s degree in mechanical engineering from Cornell University, an executive master’s degree in technology management from the Wharton School of the University of Pennsylvania and a master’s degree in software management from Carnegie Mellon University.

QUALIFICATIONS:

Ms. Pinczuk’s broad technology and commercial experience spans mobile, IP networking, software, data storage and security, making her a strong contributor to the Board as Aptiv accelerates its innovation in and commercialization of new mobility technologies.

	CURRENT PUBLIC COMPANY DIRECTORSHIPS: • SentinelOne, Inc.	PREVIOUS PUBLIC COMPANY DIRECTORSHIPS IN LAST FIVE YEARS: • Five9, Inc. (2021 – 2023) • KLA-Tencor Corporation (2018 – 2019)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE 10 DIRECTOR NOMINEES NAMED ABOVE. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT OTHERWISE ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF ALL 10 NOMINEES.

16	BOARD PRACTICES

Board Practices

BOARD AND GOVERNANCE INFORMATION

The Company is committed to good corporate governance, which we believe is important to the success of our business and to advancing shareholder interests. Highlights include:

Board Independence and Accountability

Board Independence	9 of 10 director nominees are independent. Our Chairman and Chief Executive Officer is the only non-independent director.
Board Leadership

Current Board leadership structure is comprised of our Chairman and a strong Lead Independent Director, who provides independent Board leadership, based on robust and clearly delineated responsibilities.

Board Engagement

Attendance:

•  All directors attended more than 75% of Board and their respective Committee meetings in 2023.

•  All director nominees are expected to attend the Annual Meeting.

Independent directors meet in executive session at every regular Board and Board Committee meeting.

Board Composition and Diversity

Directors have a diversity of experience that spans a broad range of industries.

Directors have a broad array of attributes and skills directly relevant to the Company.

5 of our 10 director nominees are female and/or racially/ethnically diverse.

No director should stand for election if the director has reached age 75, unless the Board determines that such director’s continued service is in the Company’s interest.

Board Committees

Fully independent Audit, Compensation and Human Resources, Finance, Innovation and Technology and Nominating and Governance Committees.

Each Committee has a written charter that is reviewed annually and is available on our website.

Board Accountability

Annual elections of all directors.

Majority voting standards for election of directors.

Annual Say-on-Pay vote.

Annual shareholder ratification of the Audit Committee’s selection of our independent auditor.

Code of Ethical Business Conduct applies to all directors and employees.

Responsiveness to Shareholders and Shareholder Engagement

Following each Annual Meeting, the appropriate Committees of the Board consider the vote outcomes of the management and shareholder proposals and, depending on those vote outcomes, may recommend proposed courses of action.

Directors are committed to meaningful engagement, communication and transparency with shareholders and welcome their input and suggestions, to better understand shareholders’ perspectives about Aptiv.

Board members meet with top shareholders for conversations focused on a variety of topics, including strategic initiatives and sustainability, human capital matters and governance matters, when appropriate.

BOARD PRACTICES	17

Stock Ownership	Non-employee directors are subject to robust stock ownership guidelines of $600,000 in Aptiv shares, representing 5X the annual maximum cash retainer. No hedging/no pledging.

Board Effectiveness

Board Committee and Director Evaluations	Annual Board and Committee self-evaluation process. Annual director performance evaluations. Ongoing assessment of corporate governance best practices appropriate for Aptiv.
Overboarding Limits

Directors are subject to the following overboarding limitations:

•  Directors who are chief executive officers of public companies must limit the number of public company boards on which they serve to a total of three.

•  Directors who are not chief executive officers of public companies must limit the number of public company boards on which they serve to a total of four.

•  Members of the Audit Committee must limit the number of public company audit committees on which they serve to a total of three.

Board Oversight of Risk and Sustainability Programs

Our full Board is responsible for risk oversight and Board Committees oversee certain key risks relating to their areas of responsibility, as set forth in their respective Committee charters.

The Board has delegated oversight of management’s handling of sustainability matters of importance to the Company, including risks, policies, strategies and programs to the Nominating and Governance Committee, as set forth in the Nominating and Governance Committee Charter.

The Company publishes an annual Sustainability Report, which can be found at aptiv.com/en/about/sustainability, and which is aligned with Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-Related Financial Disclosures (TCFD) frameworks.

Succession Planning	The Board oversees and engages in Board and executive succession planning.

The Nominating and Governance Committee regularly reviews the following Board practices and adopts governance practices that serve the interests of our shareholders.

SIZE OF THE BOARD

As of the date of this mailing, the Board consists of 10 directors. Following the Annual Meeting and assuming all nominated directors are elected, the Board will consist of 10 directors. Our Memorandum and Articles of Association provide that our Board must consist of a minimum of two directors. The exact number of directors will be determined from time to time by our full Board.

LEADERSHIP STRUCTURE

The Board, as part of its annual assessment of its leadership structure, continues to believe that it is in the best interest of the Company and its shareholders for Mr. Clark to serve as Chairman of the Board and CEO, given his skills, experience and character. Mr. Clark has held the Chairman position since 2022, which has served the Company well. As described in more detail in the “Compensation Discussion and Analysis”, in order to successfully transform our business to capitalize on the opportunities before it, and thereby increase shareholder value, the Board continues to believe that this leadership structure provides the Company with the right leadership and strategic vision. In addition, it is the Board’s view that the Company’s corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined Chairman and CEO position.

18	BOARD PRACTICES

In addition, the Board has a strong Lead Independent Director in Mr. Meister, who was selected in 2022 to serve in this role and will continue to serve following the Annual Meeting. As Lead Independent Director, Mr. Meister provides independent leadership and coordination among the directors as well as a connection to the Company’s management team.

The Board has appointed its Lead Independent Director from among its independent directors. The Lead Independent Director coordinates the activities of all of the Board’s independent directors working with the Chairman and CEO. The Lead Independent Director is the principal liaison with the Chairman and CEO and ensures that the Board has an open, trustful relationship with the Company’s senior management team. In addition to the duties of all directors, as set forth in the Company’s Corporate Governance Guidelines, the specific responsibilities of the Lead Independent Director are as follows:

•	Presiding at meetings of the Board when the Executive Chair is not present, including executive sessions of the independent directors;

•	Serving as a liaison between the Executive Chair and the independent directors;

•

Working with the Executive Chair to (i) develop schedules and agendas for Board meetings to ensure that appropriate topics are covered at the right time and that the Board is given sufficient opportunity to discuss those topics, and (ii) ensure that outside of regularly scheduled meetings, the Board receives and has the opportunity to discuss appropriate information in a timely manner;

•	Leading the Board’s annual evaluation of the Executive Chair and CEO;

•	Having the authority to call meetings of the independent directors; and

•	If requested by major shareholders, ensuring that he or she is available to communicate with them.

DIRECTOR INDEPENDENCE

The Board believes that a substantial majority of its members should be independent, non-employee directors. Mr. Clark, our Chairman and CEO, is the only non-independent director. The current non-employee directors of the Company are Richard L. Clemmer, Nancy E. Cooper, Joseph L. Hooley, Merit. E. Janow, Sean O. Mahoney, Paul M. Meister, Robert K. Ortberg, Colin J. Parris, and Ana G. Pinczuk. The Board has determined that all of its non-employee directors meet the requirements for independence under the New York Stock Exchange (“NYSE”) listing standards. Furthermore, the Board limits membership on the Audit, Compensation and Human Resources, and Nominating and Governance Committees to independent directors.

AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has determined that all of the members of the Audit Committee are financially literate and meet the independence rules required for Audit Committee members by the Securities and Exchange Commission (“SEC”). Ms. Cooper, Mr. Hooley and Mr. Ortberg meet the qualifications of audit committee financial experts, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EVALUATION OF BOARD PERFORMANCE

The Board believes that a robust and constructive Board, committee and director performance evaluation process is an essential component of board effectiveness. The Board conducts a comprehensive evaluation process annually, overseen by the Nominating and Governance Committee, of its own performance, as well as the performance of each Committee and each director, as outlined below.

Each year, the Nominating and Governance Committee reviews the evaluation format and process. Each director is then asked to complete an anonymous evaluation of the Board and each Committee on which they serve. Evaluation topics include number and length of meetings, topics covered and materials provided, Committee structure and activities, Board composition and expertise, succession planning, director participation and interaction with management, and promotion of the Company’s values and ethical behavior.

BOARD PRACTICES	19

Board and Committee evaluation results are compiled and summarized by the Corporate Secretary’s Office. Directors receive the summary results of these evaluations. Committee evaluation results are discussed by the applicable Committee, and Board evaluation results are discussed by the full Board. Our Board considers the results when making decisions on the structure of our Board and its Committees, agendas and meeting schedules for our Board and its Committees, and changes in the performance or functioning of our Board and identifies opportunities for improvement.

The Board also conducts individual director assessments. The Lead Independent Director conducts individual interviews with each director to obtain his or her assessment of director performance, Board dynamics and the effectiveness of the Board and its Committees, and to provide feedback about that director’s performance. These discussions are designed to help assess the competencies and skills each director is expected to bring to the Board. These evaluations have consistently revealed that the Board and its Committees are operating effectively, while identifying opportunities to improve the way the Board and its Committees operate. As a result of the evaluations, the Board takes concrete steps to optimize Board and Committees effectiveness.

DIRECTOR SELECTION AND NOMINATIONS

DIRECTOR SELECTION AND THE IMPORTANCE OF DIVERSITY

The Nominating and Governance Committee recommends individuals for membership on the Board. The Nominating and Governance Committee considers a candidate’s character and expertise, performance, personal characteristics, diversity (inclusive of gender, race, ethnicity and age) and professional responsibilities, and also reviews the composition of the Board relative to the long-term business strategy and the challenges and needs of the Board at that time. The Board is committed to searching for the best available candidates to fill vacancies and fully appreciates the value of diversity, viewed in its broadest sense, including gender, race, ethnicity, experience, leadership qualities, and education when evaluating prospective candidates. The Nominating and Governance Committee uses the same selection process and criteria for evaluating all nominees.

Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders, is a top priority of the Board and the Nominating and Governance Committee. The Board is strong in its collective knowledge and diversity of experiences in terms of accounting and finance, acquisitions, capital markets, management and leadership, vision and strategy, human capital management, operations and manufacturing, sales and marketing, business judgment, information systems and cybersecurity, software and technology, crisis management, risk assessment, industry knowledge, corporate governance, global policy and trade and global markets, among others.

The Board is designed to operate swiftly and effectively in making key decisions and when facing major challenges. Board meetings are conducted in an environment of trust and confidentiality, open dialogue, mutual respect and constructive commentary.

The Nominating and Governance Committee retains the services of independent executive search firms to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services. In addition to using search firms, the Nominating and Governance Committee also receives candidate recommendations from members of the Board. The recruiting process typically involves contacting a prospect to gauge his or her interest and availability after which a candidate meets with several members of the Nominating and Governance Committee. References for the candidate are contacted and a background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS

Shareholders holding at least 10% of the ordinary shares outstanding and who have the right to vote at general meetings of the Company may propose, and the Nominating and Governance Committee will consider, nominees for election to the Board at the next annual meeting by giving timely written notice to the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock,

20	BOARD PRACTICES

Dublin, D02 VY79, Ireland. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials as the Nominating and Governance Committee may request. Our Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders in the same manner as it evaluates other nominees.

For a shareholder to make a formal nomination for election to our Board at an annual meeting, the shareholder must provide advance notice to the Company, in accordance with the procedures in our Memorandum and Articles of Association. Shareholders holding at least 10% of the ordinary shares outstanding and who have the right to vote at general meetings of the Company may formally propose nominees for election to the Board at the next annual meeting by giving timely written notice to the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin, D02 VY79, Ireland, which must be received at our principal executive offices no later than the close of business on March 4, 2025, and no earlier than November 25, 2024. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include all information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Regulation 14(a) under the Exchange Act and a written and signed consent of the proposed nominee to be named in the proxy statement as a nominee and to serve as a director.

DIVERSITY, SKILLS AND EXPERIENCE OF OUR DIRECTOR NOMINEES

The table below summarizes some of the experience, qualifications, attributes and skills of our director nominees. This high-level summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board; we look to directors to be knowledgeable in these areas as it relates to Aptiv. We have identified below the areas in which each director has specific expertise or prominence that he or she brings to the Board. Further information on each director nominee, including some of each of their specific experience, qualifications, attributes or skills is set forth in the biographies in “Election of Directors” above.

BOARD PRACTICES	21

SKILLS MATRIX

SENIOR EXECUTIVE LEADERSHIP

FINANCE

HUMAN CAPITAL MANAGEMENT

INFORMATION SYSTEMS/CYBERSECURITY

OPERATIONS AND MANUFACTURING

SALES AND MARKETING

SOFTWARE AND TECHNOLOGY

GLOBAL POLICY AND TRADE

DIRECTOR RETIREMENT

Our Corporate Governance Guidelines provide that the retirement age for directors is 75, unless waived by the Board. No director who is or would be over 75 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for the director. Once granted, such waiver must be reviewed and, if appropriate, renewed annually.

Our Corporate Governance Guidelines also provide that non-employee directors who significantly change their primary employment during their tenure as Board members must offer to tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to such offer.

BOARD REFRESHMENT

We believe that Board refreshment is critical as the mobility industry changes and the Company’s business strategy evolves. In the last five years, we have added four new independent directors, providing leadership in a variety of areas of importance to Aptiv. At the same time, we believe that we benefit from having seasoned directors on our Board who are well-versed in the Company’s business and help facilitate the transfer of institutional knowledge. We believe the average tenure for our independent directors of approximately six years reflects the balance the Board seeks between different perspectives brought by long-serving and new directors.

EXECUTIVE SESSIONS

Independent directors meet in executive session each Board meeting, without the CEO or any other employees in attendance. The Lead Independent Director presides over each executive session of the Board. Each Committee meeting also includes an executive session at which Committee members meet without the CEO or any other employees in attendance.

BOARD’S ROLE IN RISK OVERSIGHT

At Aptiv, we always strive to do the right thing, the right way. Our long-term success depends on ensuring that we demonstrate the highest ethical standards in everything we do, everywhere we operate. We believe an effective risk oversight and compliance program is critical to a company’s long-term success and future growth. The Board takes an active role in risk oversight related to the Company, both as a full Board and through its Committees, each of which has primary risk oversight responsibility with

22	BOARD PRACTICES

respect to all matters within the scope of its duties as described in its charter and as set forth below. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, including those set forth below, the Board is responsible for monitoring management’s actions and decisions.

As part of the Board’s risk oversight, it reviews with the Company its risk management program, including initiatives targeted to address certain identified risks relevant to the business, such as: supply chain resiliency, geopolitical issues, inflation and macroeconomics, talent, and cybersecurity. To aid in its oversight, the Board receives regular updates and reviews from both internal Aptiv and external experts on issues of importance to the Company, and relies on the Committees to provide oversight of risks within their respective charters and to report to the Board on the management of those risks.

Role of the Audit Committee: The Audit Committee reviews our guidelines and policies with respect to risk assessment and management and our major financial and information technology risk exposures, including internal controls, disclosure, litigation, compliance and enterprise cybersecurity, along with the monitoring and mitigation of these exposures. On a regular basis, the Audit Committee reviews the Company’s enterprise risk management program.

Role of the Compensation and Human Resources Committee: The Compensation and Human Resources Committee reviews and discusses with management, management’s assessment of certain risks, including whether there are any risks arising from the Company’s compensation programs, as well as risks related to employee retention and talent development.

Role of the Finance Committee: The Finance Committee reviews and discusses with management financial-related risks facing the Company, including foreign exchange, capital allocation, treasury and liquidity-related risks, major acquisitions, and the Company’s tax planning.

Role of the Innovation and Technology Committee: The Innovation and Technology Committee reviews and validates our technology and product roadmap risks and discusses these risks with management, along with product cyber risks, and risks related to engineering talent retention and development.

Role of the Nominating and Governance Committee: The Nominating and Governance Committee evaluates the overall effectiveness of the Board and its Committees, including the Board’s focus on the most critical issues and risks. As part of its delegated authority to oversee Aptiv’s sustainability program, the Nominating and Governance Committee ensures that Aptiv is implementing the right strategy to assess and address evolving sustainability risks, including climate risks.

BOARD PRACTICES	23

BOARD’S ROLE IN SUSTAINABILITY OVERSIGHT

As a global company, we understand how interconnected the world is, and how our commitment to environmental and social responsibility — and our commitment to always do the right thing, the right way — is directly connected to our success.

Sustainability at Aptiv is driven from the top by our Board and CEO and is embedded at every level of Aptiv. The Board has delegated to the Nominating and Governance Committee oversight of management’s handling of Aptiv’s sustainability policies, strategies and programs, as set forth in the Nominating and Governance Committee Charter. In addition, the Nominating and Governance Committee reviews the goals the Company establishes with respect to sustainability matters and its progress against those goals, as well as the Company’s Sustainability Report available on our website at aptiv.com by clicking on the tab “About”, then the heading “Sustainability”. The Nominating and Governance Committee ensures that the other Committees of the Board, as appropriate, receive updates relevant to their continuing oversight on specific sustainability topics that otherwise fall within the charter of those Committees, as shown below.

STOCK OWNERSHIP GUIDELINES

The Board believes that each director should hold a meaningful equity position in the Company, and it has established equity holding requirements for our non-employee directors. The holding requirement for each non-employee director is $600,000 in Aptiv shares, which equals five times the maximum cash retainer a director can select. Each new director has up to five years from his or her date of appointment to fulfill this holding requirement. As of the 2023 measurement of ownership, all non-employee directors, except for Professor Janow who joined the Aptiv Board in 2021, were at or above the ownership requirement.

GOVERNANCE PRINCIPLES

The Board has adopted Corporate Governance Guidelines, which set forth the corporate governance practices for Aptiv. The Corporate Governance Guidelines are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”.

CODE OF ETHICAL BUSINESS CONDUCT

The Company has adopted a Code of Ethical Business Conduct, which applies to all employees and directors, including the principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethical Business Conduct is available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Code of Conduct”.

Copies of our Code of Ethical Business Conduct are also available to any shareholder who submits a request to the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79, or by email at corporatesecretary@aptiv.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K by posting on our website any amendments to, or waivers from, a provision of our Code of Ethical Business Conduct that applies to our directors or officers.

24	BOARD PRACTICES

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Anyone who wishes to communicate with the Board or any individual member of the Board (or independent directors as a group) may do so by sending an email to corporatesecretary@aptiv.com or a letter addressed to the director or directors in care of the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79. All correspondence, other than items such as junk mail that are unrelated to a director’s duties and responsibilities, will be forwarded to the appropriate director or directors.

BOARD AND COMMITTEE MEETINGS	25

Board and Committee Meetings

During 2023, the Board held 8 meetings. All of our directors attended at least 75% of the Board and Committee meetings on which they serve. In addition, all directors are expected to attend the Annual Meeting, and in 2023, all directors attended the Annual Meeting.

Board Committees

Our Board has the following five committees: Audit; Compensation and Human Resources (CHRC); Finance; Innovation and Technology (ITC); and Nominating and Governance (Nom Gov). Committee charters are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”. Committee membership for 2023 is set forth below:

Board Committees

Name	Audit	CHRC	Finance	ITC	Nom Gov

Kevin P. Clark

Richard L. Clemmer			X	X

Nancy E. Cooper	C				X

Joseph L. Hooley	X	C

Merit E. Janow		X			X

Sean O. Mahoney			C		X

Paul M. Meister		X	X		C

Robert K. Ortberg	X			X

Colin J. Parris	X			C

Ana G. Pinczuk			X	X

“C”	= Chair of Committee
“X”	= Member of Committee

26	BOARD COMMITTEES

Committee	Primary Responsibilities	Number of Meetings in 2023
Audit	Responsible for the engagement of the registered independent public accounting firm and the review of the scope of the audit to be undertaken by the registered independent public accounting firm. Responsible for oversight of the adequacy of our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. Responsible for oversight of risk-related matters broadly, including the Company’s enterprise risk management program, compliance program and cybersecurity.	5

Compensation and Human Resources	Responsible for the oversight of the Company’s compensation philosophy and reviews and approves compensation for executive officers (including cash compensation, equity incentives and benefits). Responsible for oversight of human capital management, including succession planning.	5

Finance	Responsible for oversight of corporate finance matters, including capital structure, financing transactions, acquisitions and divestitures, minority investments, share repurchase and dividend programs, employee retirement plans, interest rate policies, commodity and currency hedging, tax strategy and the annual business plan, including review of capital expenditures and restructurings.	5

Innovation and Technology	Responsible for oversight of the Company’s technology roadmaps and the technology landscape, product cybersecurity and assessing the overall skill set of the engineering organization.	5

Nominating and Governance	Responsible for reviewing, recommending and overseeing policies and procedures relating to director and board committee nominations and corporate governance policies, conducting director searches, overseeing board and committee self- evaluations and overseeing management’s handling of sustainability matters of importance to the Company, including risks, policies, strategies and programs.	5

DIRECTOR COMPENSATION	27

Director Compensation

BOARD COMPENSATION

Our directors (other than Mr. Clark, who does not receive additional compensation for his Board service) received the following annual compensation for service in 2023, which is paid in cash and time-based restricted stock units (“RSUs”). For 2023, each non-employee director was entitled to receive annual compensation in the amount of $300,000. In addition, the Lead Independent Director was entitled to receive additional annual compensation of $50,000. Also, Chairs of our Board Committees received the following additional annual compensation:

Committee	Additional Annual Compensation

Audit	$30,000

Compensation and Human Resources	25,000

Finance	20,000

Innovation and Technology	20,000

Nominating and Governance	20,000

Each director may elect, on an annual basis, to receive 60%, 80% or 100% of his or her compensation in RSUs, with the remainder paid in cash.

An annual grant of RSUs is made on the day of the Annual Meeting, which vests on the day before the next annual meeting. Cash compensation is paid quarterly. Any director who joins the Board, other than in connection with the Annual Meeting, will receive prorated cash compensation and a prorated grant of RSUs, based on the date the director joins the Board. These RSUs vest on the day before the next annual meeting.

The table below shows cash and equity compensation paid to each member of the Board in 2023:

2023 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Richard L. Clemmer	$90,000	$180,005	$270,005

Nancy E. Cooper	132,000	198,006	330,006

Joseph L. Hooley	—	325,038	325,038

Merit E. Janow	105,000	180,005	285,005

Sean O. Mahoney	128,000	192,040	320,040

Paul M. Meister	—	370,090	370,090

Robert K. Ortberg	120,000	180,005	300,005

Colin J. Parris	126,000	192,040	318,040

Ana G. Pinczuk	—	300,043	300,043

(1)

Reflects the grant date fair value of the equity awards granted to directors on April 26, 2023, which was the date of grant for all directors. The values set forth in the table were determined in accordance with FASB ASC Topic 718. For assumptions used in determining the fair value of the awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, all outstanding Aptiv RSU awards held by our directors were unvested; they vest in full on April 23, 2024. The year-end RSU balances for our directors are:

28	DIRECTOR COMPENSATION

Name	Unvested RSUs 12/31/2023

Richard L. Clemmer	1,750

Nancy E. Cooper	1,925

Joseph L. Hooley	3,160

Merit E. Janow	1,750

Sean O. Mahoney	1,867

Paul M. Meister	3,598

Robert K. Ortberg	1,750

Colin J. Parris	1,867

Ana G. Pinczuk	2,917

COMPENSATION DISCUSSION AND ANALYSIS	29

Compensation Discussion and Analysis

A Note from the Chair of the Compensation Committee

Dear Fellow Shareholders,

On behalf of the Compensation Committee, I want to thank you for your investment in Aptiv and your support of the Company’s leadership as we work to drive long-term success in a Safer, Greener, more Connected future.

Aptiv’s team delivered record results in 2023 across multiple measures. New business bookings reached $34 billion – the third consecutive year of record new business awards – and adjusted revenue growth was 12%, with revenue exceeding $20 billion, a new record level, driven principally by our high-growth active safety and high voltage product lines. Our adjusted operating income totaled $2.1 billion, reflecting a 150 basis point margin increase. These results are even more notable considering the headwinds we experienced in 2023 stemming from the North American OEM labor strikes, labor inflation and foreign exchange rates.

The market is highly competitive for attracting and retaining the talent needed to deliver strong performance and ensure customers continue to view Aptiv as a technology partner of choice in a software defined world. Indeed, over the past months, we have reached into premier global technology companies to bring additional expertise in software development, artificial intelligence, machine learning and systems engineering, while driving a cultural change.

The Compensation Committee is focused on ensuring Aptiv’s compensation program continues to align with our business objectives and talent acquisition needs in the face of growing global demand for these highly technical skillsets. Accordingly, we further evolved our program last year. For 2023, the Compensation Committee assigned a specific weighting to strategic metrics in our compensation plan to hold management accountable for executing on critical strategic milestones, including the development of future technology platforms, and set rigorous targets to incentivize and reward business execution and operating excellence.

Despite Aptiv’s record financial performance in 2023, to better align executive compensation outcomes with stock price performance, the Compensation Committee exercised negative discretion to lower the 2023 Annual Incentive Plan payouts from 115% to 100% of target.

We appreciate the shareholders who meet with us to share their perspectives on Aptiv, our executive compensation program and other stewardship topics. In response to shareholder feedback, we have enhanced the disclosure in this year’s Proxy Statement to provide more granular details around performance targets and achieved results, among other enhancements that detail our compensation decisions and factors considered by the Compensation Committee.

We are confident in Aptiv’s future, the Company’s leadership and our ability to capitalize on the substantial value creation opportunities ahead of us. As innovation continues to accelerate and drive transformation across industries, Aptiv is perfectly positioned to benefit having identified the safe, green and connected mega trends over a decade ago. We have a purpose-built team dedicated to execution and delivering the solutions that address our customers’ greatest challenges on a global scale.

We look forward to continued opportunities to connect with our shareholders beyond the Annual Meeting, and to your continued support of Aptiv.

Sincerely,

Joseph L. Hooley Chair of the Compensation Committee

30	COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation Committee is composed entirely of independent directors, sets the Company’s executive compensation philosophy and reviews and approves compensation for executive officers, in consultation with the Compensation Committee’s independent executive compensation consultant.

In this section, we describe and analyze:

(1)	the material components of our executive compensation programs for the “named executive officers” or “NEOs”;

(2)	the material compensation decisions the Compensation Committee made for 2023; and

(3)	the key factors considered in making those decisions, including Company performance.

2023 YEAR IN REVIEW

Company Financial and Business Performance Highlights. Our 2023 performance reflects increasing global vehicle production and our solid execution despite the global inflationary environment and North American OEM labor strikes. Our recent financial and business achievements include the following:

•

Generating record new business awards of approximately $34 billion, representing program lifetime revenue, validating our industry leading portfolio of advanced technologies tied to the accelerating megatrends in our industry.

•	Delivering strong revenue growth over the prior year despite adverse impacts from the North American OEM labor strikes.

•

Producing a record $2.1 billion of adjusted operating income and record cash flow from operations of $1.9 billion, demonstrating strong operating execution in the face of the OEM labor disruptions and continuing material cost inflation.

•	Further strengthening our balance sheet by opportunistically paying off the outstanding principal balance of $301 million on the Tranche A Term Loan, Aptiv’s only variable rate borrowing.

•	Continuing our relentless focus on cost structure and operational optimization.

•	Maximizing our operational flexibility and profitability by having approximately 97% of our hourly workforce based in best cost countries.

•	Enhancing our optimized full system, edge-to-cloud capabilities.

•	Increasing commercial traction, including new business awards that leverage the software product offerings of Wind River Systems, Inc. (“Wind River”) integrated with Aptiv’s full system solutions.

•	Meeting our sustainability-linked targets for greenhouse gas emissions and workplace safety.

COMPENSATION DISCUSSION AND ANALYSIS	31

Our strong strategic, operational and financial performance over time is reflected in our results shown below.

ADJUSTED REVENUE GROWTH

YEARS
15%
2021
16%
2022
12%
2023

ADJUSTED OPERATING INCOME MARGIN

YEARS
8.8%
2021
9.1%
2022
10.6%
2023

OPERATING CASH FLOW (In Millions)

YEARS
$1,222
2021
$1,263
2022
$1,896
2023

CASH FLOW BEFORE FINANCING (In Millions)

YEARS
$623
2021
$431
2022
$981
2023

ADJUSTED NET INCOME (In Millions)

YEARS
$868
2021
$967
2022
$1,376
2023

RETURN ON NET ASSETS

YEARS
21.2%
2021
19.7%
2022
21.8%
60.1%*
2023

*

Return on net assets in 2023 includes the impacts of the $2.1 billion deferred tax benefit recognized from the Company’s initiation of changes to its corporate entity structure, including intercompany transfers of intellectual property and other related transactions. Excluding the impacts of these transactions, return on net assets was 21.8% in 2023.

Metric Definitions:

Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon.

Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items.

Adjusted Operating Income Margin is defined as Adjusted Operating Income as a percentage of net sales.

Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions.

32	COMPENSATION DISCUSSION AND ANALYSIS

Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.

Return on Net Assets is defined as tax-affected operating income (net income before interest expense, other income (expense), net income tax expense, equity income (loss), net of tax), divided by average net working capital plus average net property, plant and equipment, measured each calendar year; not adjusted for restructuring expenses that are expected to provide future benefit to the Company.

Appendix A contains a reconciliation of these numbers to U.S. GAAP financial measures.

CEO REALIZED PAY AND OUR PERFORMANCE

The compensation programs for our named executive officers are heavily weighted toward performance-based opportunities that are at-risk and subject to our performance. Incentive plan metrics are intended to drive results that create value for our shareholders. The chart below illustrates the relationship between Mr. Clark’s target performance-based long-term incentive award opportunity and the amounts he realized based on our performance against the metrics established for the performance period ended December 31, 2023. While our strong financial performance over the three-year performance period exceeded target, our stock price performance over the same period had a significant impact on how much value Mr. Clark realized from the target opportunity granted to him. This table supplements, but is not a substitute for, the information contained in the “2023 Summary Compensation Table” and the “2023 Pay Versus Performance Table”.

•	The chart above depicts the Target value of performance-based RSUs granted in 2021. The Realized value represents the value of the 2021 performance-based RSUs that vested on December 31, 2023.

•	Target value reflects 44,910 target performance-based RSUs multiplied by grant date closing share price of $149.84.

•

Realized value of the performance-based RSUs represents a share price of $89.72 as of December 31, 2023 with a performance factor of 86%, as described in the “2021-2023 Performance-Based RSUs” discussion below.

COMPENSATION DISCUSSION AND ANALYSIS	33

OUR NAMED EXECUTIVE OFFICERS

For fiscal year 2023, the NEOs were:

Kevin P. Clark	Chairman and Chief Executive Officer (“CEO”)

Joseph R. Massaro	Chief Financial Officer (“CFO”) and Senior Vice President, Business Operations

William T. Presley	Senior Vice President and Chief Operating Officer, and President, Signal & Power Solutions

Obed D. Louissaint	Senior Vice President and Chief People Officer

Benjamin Lyon	Senior Vice President and Chief Technology Officer

Katherine H. Ramundo	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

We have included Mr. Presley as an additional NEO given his role with Aptiv.

34	COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION GOVERNANCE AND ALIGNMENT WITH SHAREHOLDERS

Aptiv’s executive compensation program is designed to attract, retain and motivate the leaders who drive the successful execution of our business strategies. Our program seeks to balance achievement of targeted near-term results with building long- term shareholder value through sustained long-term performance. Our focus on pay-for-performance and corporate governance aims to achieve alignment with the interests of our shareholders, as highlighted below:

Pay for Performance	More Information On Page

91% of 2023 total target annual compensation for the CEO is at risk and 78% is granted in equity; on average, 83% of 2023 total target annual compensation for the other NEOs is at risk and 65% is granted in equity.	37

We use a structured goal-setting process for performance incentives, with multiple levels of review including the Compensation Committee, its consultant and senior management.	38

NEOs’ annual incentives are typically based on achievement of multi-faceted financial and strategic annual performance goals.	38

60% of the NEOs’ long-term incentive compensation consists of performance-based RSUs, which deliver value based on achievement of multi-year financial and relative TSR goals.	43

We review and analyze our pay-for-performance alignment on an annual basis, both in absolute terms and relative to our peer group.	—

Compensation Governance	More Information On Page

We actively engage with our shareholders to discuss governance and executive compensation matters.	34

We maintain reasonable severance practices in line with market practices, including double-trigger change in control provisions.	45

We maintain stock ownership guidelines for our NEOs and directors.	46

We maintain insider trading, comprehensive clawback, anti-hedging and anti-pledging policies.	46

We offer no excise tax gross-ups to our NEOs.	47

Our Compensation Committee utilizes an independent compensation consultant.	47

Our compensation programs are designed to discourage imprudent risk.	—

COMPENSATION DISCUSSION AND ANALYSIS	35

EXECUTIVE COMPENSATION PHILOSOPHY AND STRATEGY

General Philosophy in Establishing and Making Pay Decisions. Our executive compensation programs reflect our pay-for-performance philosophy and encourage executives to make sound decisions that drive short- and long-term shareholder value creation. The Compensation Committee utilizes a combination of fixed and variable pay elements in order to achieve the following objectives:

•	Emphasize a pay-for-performance culture by linking incentive compensation to defined short- and long-term performance goals;

•	Attract, retain and motivate key executives by providing competitive total compensation opportunities; and

•	Align executive and investor interests by establishing market- and investor-relevant metrics that drive shareholder value creation.

Given the on-going transformation of our Company, we seek talent across a broad range of industries, including technology. Our goal for target total direct compensation (base salary, annual and long-term incentives) for our officers, including the NEOs, is to provide market competitive compensation that allows us to attract and retain the best global talent. Compensation for individual roles is based on a review of market data and multiple factors, including each executive’s role and responsibilities, the individual’s performance over time, the experience and critical skills the individual may bring to his or her role with Aptiv, and talent market dynamics.

2023 Say-on-Pay. At our 2023 Annual Meeting, we received support from approximately 77.7% of votes cast for our named executive officers’ compensation. Management and the Compensation Committee closely reviewed our shareholders’ 2023 Say-on-Pay vote and believe it indicates support for the Company’s executive compensation program and pay-for-performance philosophy. Based on this support, as well as with the feedback we have heard through our shareholder engagement efforts described below, the Compensation Committee has maintained the overall pay-for-performance philosophy, compensation objectives and governing principles it has used in recent years when making decisions or adopting policies regarding executive compensation. However, in response to specific feedback received from shareholders as part of Aptiv’s engagement efforts and to provide the relevant context for its compensation decisions, Aptiv has expanded this year’s Compensation Disclosure and Analysis disclosure to provide a greater level of detail about the compensation decisions taken by the Compensation Committee.

2023 Shareholder Engagement. Aptiv is committed to regular, proactive engagement, communication, and transparency with shareholders, which enables the Company to better understand shareholders’ perspectives about Aptiv and the market generally.

As part of this commitment, we extended the opportunity to our top 25 shareholders representing approximately 53% of our then-outstanding shares, to meet with us in April 2023 prior to our 2023 Annual Meeting. Eight shareholders, representing over 26% of our then-outstanding shares, accepted our invitation and met with members of the Compensation Committee, along with our Chief Legal Officer, Chief People Officer and Vice President, Investor Relations, during these outreach sessions. The principal focus of the April engagement was executive compensation, and as described above we heard from our shareholders that they would appreciate disclosure of additional detail regarding compensation decisions.

We again extended the opportunity to our top 25 shareholders representing approximately 52% of our then-outstanding shares in Fall 2023, for a discussion focused on stewardship with the same members of senior management that participated in the outreach in April. 13 of these shareholders, representing approximately 24% of Aptiv’s then-outstanding shares, accepted our invitation to meet at that time. While Aptiv was prepared to focus on executive compensation in these engagements, for the most part, shareholders preferred to discuss topics more generally related to sustainability and related topics, such as Aptiv’s path to carbon neutrality, supply chain management, talent development, and diversity and inclusion.

The Board and management appreciated the constructive and positive input received from shareholders on all topics, which has continued to give us valuable insight into our shareholders’ priorities. We have and will continue to incorporate shareholder feedback into our practices.

In addition to the formal outreach discussed above, members of management continue to have regular and extensive interaction with our investors throughout the year to discuss our businesses, technologies, end markets, financial results, operational

36	COMPENSATION DISCUSSION AND ANALYSIS

execution and our sustainability efforts at numerous conferences and roadshows, in addition to Company-hosted events and quarterly conference calls; in particular, in 2023, the Company hosted 290 investor calls, 13 investor conferences and 19 marketing/non-deal roadshow events. We have also shared financial and sustainability information relevant to our shareholders through our Sustainability Report, our Investor Relations website, our Annual Report and this Proxy Statement.

2023 Peer Group Analysis. We use a group of peer companies to compare NEO compensation to market. The Compensation Committee reviews and determines the composition of our peer group on an annual basis, with input from its independent compensation consultant and management.

Aptiv’s 2023 peer group (referenced for purposes of 2023 compensation decisions) consisted of the following companies, whose aggregate profile was comparable to Aptiv in terms of size, industry, operating characteristics and competition for executive talent:

Amphenol Corporation	Illinois Tool Works, Inc.

Corning Incorporated	Johnson Controls International plc

Cummins, Inc.	Lear Corporation

Eaton Corporation plc	Rockwell Automation, Inc.

Emerson Electric Co.	TE Connectivity Ltd.

Fortive Corporation	Textron Inc.

Honeywell International Inc.	Trane Technologies PLC

No changes were made to the peer group referenced for purposes of our 2023 compensation decisions. In 2023, target total direct compensation among our NEOs, on average, was positioned within what we view as a competitive range of the peer group.

In addition to the competitive market reference provided by our 2023 peer group, the Compensation Committee periodically uses supplemental market references from the technology sector for select roles to help prioritize building the leadership and technology skills within Aptiv that are fundamental to our ability to achieve our long-term strategy. One of the areas of highest focus has been on strengthening our product management, software development, artificial intelligence and machine learning, and systems engineering expertise. These skills are crucial to the development and deployment of next generation applications, cloud-native software, and sensor-to-cloud connectivity platforms which enable vehicles to efficiently evolve and improve over time. These capabilities are accelerating the commercialization of our Smart Vehicle Architecture (“SVA”) and other future full-systems solutions. These supplemental market references serve as an additional resource for the Compensation Committee to evaluate certain compensation decisions, where appropriate.

COMPENSATION DISCUSSION AND ANALYSIS	37

2023 COMPENSATION PROGRAM OVERVIEW

We regularly undertake a comprehensive review of our business plan to identify strategic initiatives that should be linked to executive compensation. We also assess the level of risk in our Company-wide compensation programs to ensure that they do not encourage imprudent risk-taking.

The following table outlines the primary elements of executive compensation for the NEOs for 2023 and indicates how these elements relate to our key strategic objectives:

Element	Key Features	Relationship to Strategic Objectives

Annual Base Salary

•  Commensurate with job responsibilities, individual performance, experience, market competitiveness and talent market dynamics

•  Reviewed on an annual basis for market competitiveness and individual performance

• Attract and retain key executives by providing market-competitive fixed compensation

Annual Incentive Plan Awards

•  Compensation Committee approves an incentive design for each performance period based on selected financial, operational and strategic metrics

•  Each executive is granted a target award opportunity based upon job responsibilities, individual performance, experience, market competitiveness and talent market dynamics

•  Payouts can range from 0% to 200% of target and are determined by achievement of pre-established financial goals and strategic objectives

•  Pay-for-performance and encourages accountability by rewarding achievement of corporate objectives

•  Align executive and shareholder interests

•  Motivate the pursuit of specific business goals that drive long-term value creation

•  Drive our current and future platforms and Aptiv’s sustainability commitments through strategic goals

•  Attract, retain and motivate key executives with market-competitive incentive compensation opportunities

Long-Term Incentive Plan Awards

•  Target award granted commensurate with job responsibilities, individual performance, experience, market competitiveness and talent market dynamics

•  Grant RSU awards, 60% of which are earned based upon achievement of Company performance goals, including multi-year financial and relative TSR targets, and 40% of which vest over time

•  Pay-for-performance and encourages accountability by rewarding achievement of corporate objectives

•  Align executive and shareholder interests

•  Attract, retain and motivate key executives with market-competitive incentive compensation opportunities

•  Utilize multi-year vesting period and multiple metrics aligned to long-term shareholder value creation, including stock price performance

Retirement Programs

•  Qualified defined contribution plan available to all U.S. salaried employees, including NEOs

•  Non-qualified defined contribution plan available to eligible U.S. employees, including NEOs, that allows for contributions that exceed statutory limits under our qualified defined contribution plan

• Attract and retain key executives with market-competitive compensation opportunities that foster long-term savings opportunities

38	COMPENSATION DISCUSSION AND ANALYSIS

Additional, non-primary elements of executive compensation, such as payments related to life insurance, tax preparation, expatriate assignments or relocation, may be provided to NEOs from time to time. Any of these elements that were provided to NEOs in 2023 are reflected in the “All Other Compensation” column of the “2023 Summary Compensation Table”.

2023 TARGET ANNUAL TOTAL DIRECT COMPENSATION MIX FOR CEO AND OTHER NEOS*

Base salary and annual and long-term incentive award opportunities (all as more fully described below) are the elements of our NEOs’ total direct compensation. A majority of each NEO’s total direct compensation opportunity is comprised of performance-based (“at-risk”) pay, in line with the Company’s compensation philosophy. The payouts of our annual incentive awards and the performance-based components of our long-term incentive awards are dependent on the achievement of specified performance goals. All our RSU awards, both time-based and performance-based, are aligned with Company performance, as the final value realized is based on the Company’s share price.

*	The mix of annual target direct compensation for our CEO and the average for our other NEOs in 2023 is shown above.

COMPENSATION DISCUSSION AND ANALYSIS	39

2023 NEO Target Total Direct Compensation Opportunities

The following table depicts 2023 target annual total direct compensation opportunities for the NEOs. This table reflects base salary, plus Annual and Long-Term Incentive Plan target award values, and therefore uses different valuation methodologies from those required for purposes of the “2023 Summary Compensation Table” under applicable SEC rules. Further, this table does not include information regarding changes in pension value and in non-qualified deferred compensation earnings, information regarding all other compensation or certain additional footnote disclosure, each as required to be presented in the “2023 Summary Compensation Table”
under the rules of the SEC. As such, this table should not be viewed as a substitute for the “2023 Summary Compensation Table”.

Name	Base Salary ($)(1)	Annual Incentive Target Award ($)	Long-Term Incentive Plan Target Annual Award ($)	Total Direct Compensation ($)(2)

Kevin P. Clark Chairman and Chief Executive Officer	$1,462,272	$2,193,408	$13,000,000	$16,655,680

Joseph R. Massaro Chief Financial Officer and Senior Vice President, Business Operations	1,275,000	1,593,750	5,750,000	8,618,750

William T. Presley Senior Vice President and Chief Operating Officer, and President, Signal & Power Solutions	900,000	900,000	3,500,000	5,300,000

Obed D. Louissaint Senior Vice President and Chief People Officer	750,000	750,000	3,000,000	4,500,000

Benjamin Lyon Senior Vice President and Chief Technology Officer	800,000	800,000	2,900,000	4,500,000

Katherine H. Ramundo Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary	775,000	775,000	2,300,000	3,850,000

(1)  Reflects base salary rates as of April 1, 2023.

(2)  This table does not reflect the value of new hire awards for Messrs. Louissaint and Lyon, and a special award for Ms. Ramundo, which are discussed below.

2023 ANNUAL COMPENSATION DETERMINATION

Individual base salaries and annual incentive targets for the NEOs are established based on the scope of each NEO’s responsibilities, individual performance, experience, market pay data and talent market dynamics.

2023 Base Salaries. Base salary is intended to be commensurate with each NEO’s responsibilities, individual performance and experience. Our practice is to make periodic adjustments to base salary, although we review compensation competitiveness annually. During 2023, the Compensation Committee approved base salary increases for two of our NEOs. Generally, these adjustments were intended to increase the market competitiveness of their compensation and to recognize the continued growth in their respective organizational responsibilities and exceptional performance.

The following table summarizes the adjustments:

Name(1)	Base Salary Adjustment Effective Date	Adjusted Base Salary ($)	Increase (%)

Joseph R. Massaro	April 1, 2023	$1,275,000	6.3%

Katherine H. Ramundo	April 1, 2023	775,000	14.6

(1)

Neither Mr. Clark nor Mr. Presley received a base salary increase in 2023. In connection with Mr. Presley’s promotion to Chief Operating Officer on December 15, 2022, he received a base salary increase to $900,000. Messrs. Louissaint and Lyon joined Aptiv on January 1, 2023 and December 28, 2022, respectively; as a result, neither of them was eligible for a base salary increase in 2023.

40	COMPENSATION DISCUSSION AND ANALYSIS

2023 Annual Incentive Plan Awards. Our Annual Incentive Plan is designed to motivate our NEOs to drive profitable growth, including earnings and cash flow, and our strategic priorities by measuring the NEOs’ performance against our goals.

The Compensation Committee establishes the individual annual incentive target for each NEO at a market competitive level, based on the NEO’s position, individual performance, and the scope of his or her responsibilities. As designed, payouts based on the metrics described below can range from 0% to 200% of each NEO’s annual incentive target.

The Compensation Committee, working with management and its independent compensation consultant, sets the performance metrics and objectives based on Aptiv’s annual business objectives. For 2023, each NEO’s award payout was designed to be determined as follows:

NEO AIP Weighting

Financial Performance Objectives (75% Weighting). For 2023, financial performance objectives were based on the following metrics, which measure our overall financial performance in support of our business strategy:

Weighting (%) Performance Metrics	75% Financial	Rationale

Adjusted Net Income (NI)(1)	25%	Adjusted NI provides a measure of our underlying earnings and serves as an indicator of our overall financial performance

Cash Flow Before Financing (CFBF)(2)	25%	CFBF measures the generation of cash required to gain scale in our current platforms and to pursue future platforms

Growth Over Market (GOM)	25%	GOM measures sales growth relative to the markets in which we operate and supports the conversion of bookings to revenue

(1)	Adjusted NI represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.
(2)

CFBF represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.

Performance Goal Setting. The NI, CFBF and GOM goals and the award payout levels related to the achievement of those goals are measured on a performance scale set by the Compensation Committee. Performance below the minimum threshold for a metric would result in no payout for that metric, and performance above the maximum level for a metric would be capped at a maximum total payout of 200% of target with respect to that metric.

The Compensation Committee consistently sets performance targets that are rigorous and aligned with Aptiv’s three-year goal planning process and commitments to operational excellence. Our Annual Incentive Plan target goals, approved by the Compensation Committee, are generally established to reflect our focus on growth over prior year actual outcomes and above market growth in the performance period. Aptiv’s targeted levels of performance continue to reflect rigorous hurdles taking into account the challenging macroeconomic outlook and consistent with our goal of delivering exceptional operational performance.

Given the ongoing market uncertainty and the goal-setting challenges associated with macroeconomic headwinds in January 2023, the Compensation Committee determined that the 2023 Annual Incentive Plan would include the following design changes:

COMPENSATION DISCUSSION AND ANALYSIS	41

•

The Compensation Committee widened the performance ranges by lowering the threshold performance level and increasing the maximum performance level. To balance the impact of these changes, the Committee lowered the possible payout for threshold performance from 40% to 25%. The Committee made these adjustments because in an uncertain market environment, executive leadership stability is paramount.

•

The Compensation Committee approved financial targets for two consecutive six-month financial performance periods, with one payout at the end of the fiscal year to address near-term macroeconomic and supply chain headwinds. The Compensation Committee believed that this structure would enhance visibility for goal setting purposes over a shorter horizon within the framework of the Board-approved annual financial plan. The Compensation Committee established performance criteria for the first half of 2023 (“H1 23”) and for the second half of 2023 (“H2 23”). Both H1 23 and H2 23 performance targets were consistent with the Board-approved annual financial plan. Despite the momentum in the business in the first half of 2023, during which Aptiv delivered results exceeding the H1 23 targets, the United Automobile Workers strike and subsequent vehicle production slow down created a more challenging performance environment in the second half of 2023, which impacted the Company’s financial results, as depicted in the table below.

The 2023 corporate financial performance goals and results by metric for each of the two financial performance periods were:

Performance Metric*	Performance Period	Threshold 25% Payout	Target 100% Payout	Maximum 200% Payout	Achievement
Adjusted Net Income (NI)	H1 23			Actual: $434M	200%

		$222M	$332M	$425M
	H2 23		Actual: $691M		99%

		$463M	$695M	$888M
Cash Flow Before Financing (CFBF)	H1 23			Actual: ($197M)	200%

		($423M)	($282M)	($220M)
	H2 23	Actual: $946M			74%

		$713M	$1,070M	$1,367M
Growth Over Market (GOM)	H1 23			Actual: 7.5%	185%

		3.6%	5.4%	7.8%
	Actual: (1.3%)				0%
	H2 23
		3.6%	5.4%	7.8%

Financial Performance (% of Target)					126%

*

For purposes of the Adjusted NI calculated results under the Annual Incentive Plan, to maintain the program rigor, the results shown in Appendix A of our Proxy Statement were adjusted to remove income earned by the Company on incremental sales volumes that were not anticipated at the start of the performance period and not included in the original target. For purposes of the Cash Flow Before Financing calculated results under the Annual Incentive Plan, the results shown in Appendix A of our Proxy Statement were adjusted to remove the impact of M&A activity and incremental sales volumes that were not anticipated and were not part of the original performance target.

42	COMPENSATION DISCUSSION AND ANALYSIS

Strategic Results Metric (25% Weighting). In January 2023, the Compensation Committee decided to shift achievement on our strategic initiatives from a +/- 10% modifier (a design feature in previous Annual Incentive Plan performance periods) to a 25% weighted metric (“Strategic Results Metric”) for 2023 to reinforce the importance of our strategic goals in executing on our business strategy. The strategic goals under the Strategic Results Metric fall under the following three pillars and align with our broader strategic framework, including our sustainability program, and are intended to motivate focus across the organization on specific goals that drive long-term value creation. Aptiv’s strategic goals are reviewed with the same rigor and processes as the quantitative goal-setting described above, because these strategic goals are important to our ability to drive shareholder value creation.

Based on its holistic evaluation of our performance against our pre-established strategic goals, the Compensation Committee determined that a payout factor of 80% of target reflected the progress made and challenges faced in 2023 in relation to our Strategic Results Metric, as set forth in more detail below.

Strategic Results Metric

Business Foundation

•  Substantial enhancement in the transparency and depth of our supply chain, to manage risk proactively, as well as respond more effectively to unforeseen risk events.

•  Made progress in increasing leadership diversity, improving high performer retention and employee engagement, and scaling employee resource groups. Earned recognition from several external publications as a top employer.

Current Platforms

•  Exceeded bookings targets, with key awards across geographies and customers to gain momentum with deliverables and SVA bookings.

•  Achieved development milestones for power electronics and key software products.

Future Platforms

• Integrated Wind River, progressed on synergy targets, cross business product development, internal usage of Wind River Studio, and growth of Wind River revenue.

• Achieved development milestones for Aptiv software architecture; increased bookings pipeline; on-track with product roadmaps for ADAS, cockpit and middleware.

Strategic Results Metric (% of Target)	80%

COMPENSATION DISCUSSION AND ANALYSIS	43

2023 Annual Incentive Plan Payouts. The 2023 Annual Incentive Plan payouts for our CEO and other NEOs were based 75% on corporate financial performance and 25% on strategic goals.

Initial Calculated Results. In determining the final payouts, the Compensation Committee evaluated our financial performance against identified threshold, target and maximum levels of corporate financial performance goals, which resulted in a calculated score of 126% of the target described above. Our Strategic Results Metric payout factor of 80% of target was determined by the Compensation Committee in its sole discretion, and reflected the Compensation Committee’s evaluation of the progress made on our strategic initiatives year-over-year, while recognizing that not all our goals were achieved. On a weighted basis, as shown below, the calculated payout score was 115% of target.

Exercise of Negative Discretion. Despite strong performance in achieving the Company’s financial targets and the Company’s leadership team making significant progress on the Company’s strategic priorities in 2023, the Compensation Committee considered Aptiv shareholders’ experience and decided to exercise negative discretion to reduce the initial calculated payout score (115%) earned by the NEOs to 100% of target.

As a result of the analysis described above, the Compensation Committee approved the following 2023 Annual Incentive Plan payouts for the NEOs.

Name	Calculated Incentive Award Payout (115%) ($)	Impact of Negative Discretion (from 115% to 100%)	Actual Payment ($)

Kevin P. Clark	$2,522,419	($329,011)	$2,193,408

Joseph R. Massaro	1,832,813	(239,063)	1,593,750

William T. Presley	1,035,000	(135,000)	900,000

Obed D. Louissaint	862,500	(112,500)	750,000

Benjamin Lyon	920,000	(120,000)	800,000

Katherine H. Ramundo	891,250	(116,250)	775,000

44	COMPENSATION DISCUSSION AND ANALYSIS

2023 LONG-TERM INCENTIVE COMPENSATION

Performance Metrics. Aptiv’s Long-Term Incentive Plan is designed to reward performance on long-term strategic metrics and to attract, retain and motivate participants. Aptiv’s Long-Term Incentive Plan is primarily performance-based, with 60% of the NEOs’ award consisting of performance-based RSUs, which deliver value if financial and relative TSR goals are met. The targets reflect Aptiv’s pay-for-performance culture, which help align executive and investor interests. The remaining 40% are time-based RSUs, the value of which fluctuates with Aptiv’s share price performance.

The performance-based RSUs are settled after the results of a three-year performance period are determined. The time-based RSUs generally vest ratably over three years, beginning on the first anniversary of the grant date. The 2023 performance-based RSU grant vests at the end of 2025 and will be settled in early 2026 after the outcomes of the performance period are determined and approved. Under the design of the performance-based RSU awards, each NEO could receive from 0% to 200% of his or her target performance-based RSU award, as determined by Aptiv’s performance against certain Company-wide performance metrics. The metrics and weights used in the 2023 awards are:

Metric	Weighting (%)

Average Return on Net Assets (RONA)(1)	33.3%

Cumulative Net Income (NI)(2)	33.3

Relative Total Shareholder Return (TSR)(3)	33.3

(1)

Average RONA is tax-affected operating income divided by average net working capital plus average net property, plant and equipment for each calendar year, as adjusted for incentive plan calculation purposes.

(2)	Cumulative NI represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.
(3)

Relative TSR is measured by comparing the average closing price per share of the Company’s ordinary shares for all available trading days in December 2025 to the average closing price per share of the Company’s ordinary shares for all available trading days in December 2022, including the reinvestment of dividends, relative to the companies in the Russell 3000 Auto Parts Index.

2023 Grants. The Compensation Committee established the following 2023 target long-term incentive award values for our NEOs (consisting of performance-based RSUs and time-based RSUs, as described above). In so doing, the Compensation Committee considered market compensation benchmarks and each NEO’s scope of responsibilities, individual performance and retention considerations. Mr. Presley’s year-over-year increase in target long-term incentive value was connected to his promotion to Chief Operating Officer role, effective December 15, 2022.

Name	Performance-Based RSUs ($ at Target)	Time-Based RSUs	Total Long-Term Incentive Plan Target Annual Award ($)

Kevin P. Clark	$7,800,000	$5,200,000	$13,000,000

Joseph R. Massaro	3,450,000	2,300,000	5,750,000

William T. Presley	2,100,000	1,400,000	3,500,000

Obed D. Louissaint	1,800,000	1,200,000	3,000,000

Benjamin Lyon	1,740,000	1,160,000	2,900,000

Katherine H. Ramundo	1,380,000	920,000	2,300,000

In addition to their respective annual long-term incentive awards, Messrs. Louissaint and Lyon were awarded new hire equity awards, both granted in February 2023. These awards were granted to keep Messrs. Louissaint and Lyon whole for the cash and equity incentive compensation that each forfeited at their prior employers in order to join Aptiv. Mr. Louissaint, who joined Aptiv from IBM, received a new hire award comprised of time-based RSUs, which has a target value of $8,000,000, and vests ratably (33.3% per year) over three years in October 2023, 2024, and 2025. Mr. Lyon, who joined Aptiv from Astra Space, a provider of space products and launch services to the global space industry, following a 20-year career at Apple, received a new hire award comprised of time-based RSUs, which has a target value of $8,000,000, and vests ratably (50% per year) over two years in February 2024 and 2025.

COMPENSATION DISCUSSION AND ANALYSIS	45

Ms. Ramundo was also granted a special equity award in addition to her 2023 annual long-term incentive award. The special equity award was granted in February 2023, has a target value of $2,000,000, and vests ratably (50% per year) over two years on each of February 2024 and 2025. This award was granted to recognize Ms. Ramundo’s extraordinary efforts to accelerate the closure of our Wind River transaction and effective management of the regulatory challenges in multiple geographies, which effectively accelerates our path to the fully-electrified software-defined vehicle.

2021-2023 Performance-Based RSUs. The Compensation Committee assessed the performance awards granted in February 2021 for which vesting was based on achievement of three-year cumulative performance through December 31, 2023.

In February 2024, we paid out the performance-based RSUs for the 2021-2023 performance period. The following tables set forth: (1) the threshold, target and maximum levels, as well as the performance level achieved during the performance period; and (2) for each NEO, the target number of performance-based RSUs and actual number of performance-based RSUs earned.

Performance Metric	Weight	Threshold 40% Payout	Target 100% Payout	Maximum 200% Payout	Achievement (% of Target)

Average Return on Net Assets (RONA)(1),(2)			Actual: 27.7%
	33.3%				113%
		20.9%	26.9%	31.4%
			Actual: $3,551M
Cumulative Net Income (NI)(2)	33.3%				144%
		$2,514M	$3,232M	$3,771M
	Actual: 24th
Relative Total Shareholder Return (TSR)(3)	33.3%				0%
		30th	50th	90th

Total Weighted Financial Performance Payout					86%

(1)

Average RONA is tax-affected adjusted operating income divided by average net working capital plus average net property, plant and equipment for each calendar year, as adjusted for incentive plan calculation purposes.

(2)

For purposes of the Adjusted NI calculated results under the Long-Term Incentive Plan, the results shown in Appendix A of our Proxy Statement were adjusted to neutralize the impact of a 2022 reporting change to remove amortization from Adjusted NI and to remove the impact of M&A activity not included in the original target.

(3)

Relative TSR is measured by comparing the average closing price per share of the Company’s ordinary shares for the specified trading days in the fourth quarter of the final year of the performance period to the average closing price per share of the Company’s ordinary shares for the specified trading days in the fourth quarter of the year prior to the beginning of the performance period, including the reinvestment of dividends, relative to the companies in the Russell 3000 Auto Parts Index.

Based on the achievement of the performance goals during the period, the earned award was 86% of the target opportunity. As a result, the Compensation Committee approved the following 2021-2023 performance-based RSU award payouts.

	Performance-Based RSUs
Name(1)	Target Units Granted (#)	Actual Units Earned (#)

Kevin P. Clark	44,910	38,623

Joseph R. Massaro	16,597	14,273

William T. Presley	10,153	8,733

Katherine H. Ramundo	6,411	5,513

(1)	Messrs. Louissaint and Lyon joined Aptiv in January 2023, and December 2022, respectively, and therefore neither was a recipient of a long-term incentive award in 2021.

46	COMPENSATION DISCUSSION AND ANALYSIS

RECENT NEW HIRE INFORMATION

Mr. Louissaint joined Aptiv on January 1, 2023 from IBM and he received the compensation package set forth below:

•	Base salary of $750,000 per year;

•	Payment of $750,000 for the 2023 Annual Incentive Plan, payable in 2024; and

•	2023 long-term incentive award valued at $3,000,000, granted in February 2023.

Mr. Louissaint also received a cash award of $2,000,000, which was paid in the first quarter of 2023, and a special RSU award granted in 2023 with a target value of $8,000,000 which vests ratably in October 2023, 2024 and 2025 (as described above). These special cash and equity awards were made to keep Mr. Louissaint whole in respect of cash and equity compensation that he otherwise forfeited at IBM.

As disclosed in Aptiv’s 2023 Proxy Statement, Mr. Lyon joined Aptiv in December 2022 from Astra Space, and accordingly his new hire equity award was granted in 2023, as detailed in the “2023 Long-Term Incentive Compensation” section above. This award was made to keep Mr. Lyon whole with respect to cash and equity compensation he otherwise forfeited at Astra Space.

OTHER COMPENSATION

Additional compensation and benefit programs available to our NEOs are described below.

Aptiv Salaried 401(k) Plan. Along with other eligible U.S. Aptiv salaried employees, our NEOs participate in our broad-based and tax-qualified defined contribution plan, the Aptiv Salaried 401(k) Plan, which is a qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”). All contributions are subject to any contribution limits imposed by the Code.

Aptiv Deferred Compensation Plan (“DCP”). Under the DCP, eligible U.S. employees, including our NEOs, receive Aptiv contributions in excess of the limits imposed upon the Aptiv Salaried 401(k) Plan by the Code. No guaranteed or above-market rates are earned; the investment options available are a subset of those available to all employees under the Aptiv Salaried 401(k) Plan. Additional details regarding benefits and payouts under this plan are provided in the “Non-Qualified Deferred Compensation” section.

Severance Plans. In 2017, we adopted the Aptiv PLC Executive Severance Plan (the “Severance Plan”) and the Aptiv PLC Executive Change in Control Severance Plan (the “Change in Control Plan”). The plans were adopted to provide severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in each plan, including our NEOs.

For the participating NEOs, the Severance Plan generally provides for severance benefits in the event of a “qualifying separation” (as defined in the Severance Plan to include a termination without “cause” or a resignation for “good reason”) of the NEO’s employment. Pursuant to the Severance Plan, an NEO who incurs a qualifying separation would be entitled to receive severance payments equal in the aggregate to a multiple of annual base salary (1.5 times for officers with at least two years of service, and 1 time for all other officers), unless and until the NEO is employed by another employer. The Severance Plan also provides a COBRA subsidy for a period of up to 18 months following a qualifying separation.

The Change in Control Plan generally provides for “double-trigger” severance benefits in connection with a “qualifying separation” (as defined in the Change in Control Plan to include a termination without “cause” or a resignation for “good reason”) that occurs in connection with or within two years after a Change in Control (as defined in the Change in Control Plan). Pursuant to the Change in Control Plan, an NEO who incurs a qualifying separation would generally be entitled to receive a lump sum cash payment in an amount equal to the sum of (1) three times base salary in the case of the CEO and two times base salary in the case of an NEO other than the CEO, and (2) in the case of the CEO, three times the higher of the CEO’s target annual cash incentive award

COMPENSATION DISCUSSION AND ANALYSIS	47

opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control (or in the case of an NEO other than the CEO, two times the higher of the NEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the Change in Control). In addition, an NEO who incurs a qualifying separation is also entitled to receive a lump sum payment representing the sum of 36 monthly COBRA premiums for the CEO and 24 monthly COBRA premiums for NEOs other than the CEO.

Benefits under the Severance Plan and the Change in Control Plan are generally subject to execution by the NEO of a general waiver and release of claims in favor of Aptiv.

Other Benefits. We provide additional benefits, such as relocation and expatriate benefits to our NEOs, when applicable, and in general, these benefits are the same as those provided to similarly situated non-officer employees. Additional details are covered in the “2023 Summary Compensation Table”.

COMPENSATION GOVERNANCE PRACTICES

Stock Ownership Guidelines. To support alignment of our executives’ interests with those of our shareholders, Aptiv’s Board believes that our officers should maintain an appropriate level of equity interest in Aptiv. To that end, our Board has adopted the following stock ownership guidelines:

Role	Guideline
CEO	6x base salary
Other Section 16 officers, including all of our other NEOs	3x base salary
Elected Corporate staff officers	1x base salary

Our officers, including the NEOs, are expected to fulfill the ownership requirement within five years from the time they are appointed to their respective positions. Until such time as the required holding is met, officers may not sell stock, subject to limited exceptions. Once the ownership requirement has been met, an officer may sell stock, provided, however, that the minimum ownership requirement must continue to be met. The Compensation Committee reviews the ownership level for covered executives each year. As of the 2023 measurement of ownership, all of our NEOs were at or above the applicable ownership requirement or on track to meet the applicable ownership requirement within five years of their respective appointments.

Clawback. During 2023, we adopted a new Compensation Clawback Policy that complies with new rules promulgated by the NYSE and the SEC (the “Clawback Policy”). The Clawback Policy generally applies to current and former executive officers, and it provides for the recovery of certain incentive-based compensation received during a three-year recovery period if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The incentive-based compensation recoverable under the Clawback Policy generally includes the amount of incentive-based compensation received (on or after October 2, 2023) that exceeds the amount that would have been received had it been determined based on the restated amounts (without regard to any taxes paid).

The Clawback Policy does not condition clawback on the fault of the executive officer, but the required clawback under the Clawback Policy is subject to certain limited exceptions in accordance with the SEC and NYSE rules.

We also continue to maintain our prior clawback policy (the “Supplemental Policy”) as a supplement to the Clawback Policy. The Supplemental Policy gives the Compensation Committee discretion to provide for forfeiture of awards or repayment of prior amounts if our financial statements are materially misstated or in material noncompliance with any financial reporting requirement under securities laws. Under the Supplemental Policy, if the misstatement is due to fraud, then the participants responsible for the fraud will forfeit their rights to future awards and must repay any amounts they received from prior awards due to the fraudulent behavior.

48	COMPENSATION DISCUSSION AND ANALYSIS

Restrictive Covenants. All executives, including the NEOs, are required to sign confidentiality and non-interference agreements in order to participate in the Long-Term Incentive Plan. The non-interference agreements include non-compete and non-solicitation covenants, which generally prohibit executives from:

•	Working for a competitor or otherwise directly or indirectly engaging in competition with us for 12 months after leaving Aptiv;

•	Soliciting or hiring employees for 24 months after leaving Aptiv; and

•	Soliciting customers for 24 months after leaving Aptiv.

If the terms of the confidentiality and non-interference agreements are violated, Aptiv has the right to cancel or rescind any unvested Long-Term Incentive Plan award, consistent with applicable law.

No Excise Tax Gross-Ups. We do not provide any excise tax gross-ups specific to our officer population, including our NEOs. Certain expatriate policy and relocation provisions, applicable to all salaried employees, allow for tax gross-ups as reimbursement for additional taxes or expenses incurred due to expatriate status or relocation expenses.

No Hedging/No Pledging. The Company’s Insider Trading Policy prohibits directors and employees from entering into transactions that “hedge” the value of Aptiv stock and from pledging Aptiv securities as collateral for a loan, which includes engaging in short-term or speculative transactions and from engaging in short sales or the use of prepaid variable forward contracts, equity swaps, collars and exchange funds. In addition, the Company’s Insider Trading Policy prohibits directors and employees from trading in options (such as put and call options) on Aptiv stock and purchasing Aptiv securities on margin or holding Aptiv securities in a margin account. Further, directors and employees are encouraged to avoid frequent trading or speculating in Aptiv stock. The Company’s Insider Trading Policy is available on aptiv.com by clicking on the tab “Investors” and then the caption “Governance Documents” under the heading “Governance.”

Independent Compensation Consultant. The Compensation Committee retained Semler Brossy as its independent compensation consultant until November 2023. The scope of the work done by Semler Brossy during 2023 for the Compensation Committee included the following:

•	Providing analyses and recommendations that inform the Compensation Committee’s decisions;

•	Preparing and evaluating market pay data and competitive position analysis;

•	Assisting in the design and development of Aptiv’s executive compensation programs;

•	Providing updates on market compensation trends and the regulatory environment as they relate to executive compensation;

•	Reviewing various management proposals presented to the Compensation Committee related to executive compensation; and

•	Working with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with shareholders.

In November 2023, the Compensation Committee retained Meridian Compensation Partners (“Meridian”) as its independent compensation consultant, and Meridian provided guidance and advice to assist the Compensation Committee in its year-end decision-making regarding our 2023 executive compensation program. It is anticipated that Meridian will provide services to the Compensation Committee as described above in 2024.

The Compensation Committee assessed the independence of Semler Brossy and Meridian pursuant to SEC and NYSE rules and no conflict of interest exists that would prevent Semler Brossy or Meridian from independently representing the Compensation Committee. Neither Semler Brossy nor Meridian performs other services for the Company. Both firms met with the Compensation Committee Chair and the Compensation Committee outside the presence of management. In addition, both Semler Brossy and Meridian participated in all of the Compensation Committee’s meetings during their respective tenures and, when requested by the Compensation Committee Chair, in the preparatory meetings and the executive sessions.

COMPENSATION DISCUSSION AND ANALYSIS	49

Compensation Risk Assessment. The Aptiv Human Resources team completed a risk assessment of our compensation programs in January 2023 and concluded that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Aptiv. The compensation risk assessment included a review of our pay and incentive plan structures, pay practices and policies, and governance processes, including the Compensation Committee’s oversight of such programs (supported by an independent consultant).

The Compensation Committee reviewed the 2023 assessment and discussed the report with management. The Compensation Committee agreed that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Aptiv. In doing so, the Compensation Committee also reaffirmed the following key risk mitigating factors with respect to our NEOs:

•	Mix of fixed and variable, cash-based and equity-based, and short- and long-term compensation, with an emphasis on equity-based pay;

•

Incentive award opportunities, with performance-based awards capped at 200% of the target amount, that span both annual and overlapping, multi-year time periods and incorporate a broad range of financial metrics, strategic initiatives and TSR;

•	Existence of a clawback policy; and

•	Stock ownership guidelines, with retention requirements, and the prohibition on hedging and pledging of Company stock.

50	COMPENSATION COMMITTEE REPORT

Compensation Committee Report

We, the undersigned members of the Compensation Committee, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted,

Joseph L. Hooley, Chairman

Merit E. Janow

Paul M. Meister

2023 SUMMARY COMPENSATION TABLE	51

2023 Summary Compensation Table

The table below sets forth specified information regarding the compensation of the individuals who served in 2023 as Chairman and Chief Executive Officer (Kevin P. Clark) and Chief Financial Officer and Senior Vice President, Business Operations (Joseph R. Massaro), and the next four most highly compensated executive officers who were serving as of December 31, 2023 (William T. Presley, Obed D. Louissaint, Benjamin Lyon and Katherine H. Ramundo, and together with our CEO and CFO, Aptiv’s NEOs).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)

Kevin P. Clark Chairman and Chief Executive Officer	2023	$1,462,272	$—	$14,032,595	$2,193,408	$311,861	$18,000,136
	2022	1,462,272	—	12,358,679	2,193,408	192,262	16,206,621
	2021	1,462,272	—	12,295,011	745,759	241,738	14,744,780

Joseph R. Massaro Chief Financial Officer and Senior Vice President, Business Operations	2023	1,256,250		6,206,788	1,593,750	172,336	9,229,124
	2022	1,150,000	—	4,943,446	1,500,000	103,463	7,696,909
	2021	983,750	—	4,543,905	340,000	114,631	5,982,286

William T. Presley Senior Vice President and Chief Operating Officer, and President, Signal & Power Solutions	2023	900,000		3,778,060	900,000	136,450	5,714,510
	2022	731,250	—	2,076,265	900,000	72,403	3,779,918
	2021	643,750	—	2,779,753	221,000	79,556	3,724,059

Obed D. Louissaint Senior Vice President and Chief People Officer	2023	750,000	2,000,000	11,139,181	750,000	82,190	14,721,371

Benjamin Lyon Senior Vice President and Chief Technology Officer	2023	800,000	—	11,031,269	800,000	74,276	12,705,545
	2022	9,091	4,000,000	—	800,000	—	4,809,091

Katherine H. Ramundo Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary	2023	750,250	—	4,457,991	775,000	103,500	6,086,741

(1)

Base salary and annual incentive awards are eligible for deferral under the Aptiv DCP. All NEOs participated in the DCP in 2023. Total base salaries and annual incentive awards, including the deferred portions, are presented in this 2023 Summary Compensation Table. Contributions to the DCP are displayed in the “2023 Non-Qualified Deferred Compensation” section.

(2)

For Messrs. Louissaint and Lyon, this bonus amount represents one-time cash payments made in connection with their respective hirings to make up for compensation forfeited upon leaving their respective prior employers.

(3)

The award values reflected in the “Stock Awards” column are the grant date fair values of the NEOs’ respective long-term incentive awards determined in accordance with FASB ASC Topic 718. The 2023 grant date for accounting purposes for the annual award was set at February 28, 2023, as approved by the Board of Directors and the Compensation Committee. For assumptions used in determining the fair value of these awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The award values include the grant date fair value of 2023 performance-based RSUs based on target performance, which was the probable outcome at grant. Assuming maximum performance achievement and based on grant date share price, for the NEOs’ performance-based RSUs granted in 2023, the values for such awards in the “Stock Awards” column would be $20,542,025 for Mr. Clark; $9,086,003 for Mr. Massaro; $5,530,626 for Mr. Presley; $12,641,380 for Mr. Louissaint; $12,483,356 for Mr. Lyon; and $5,609,696 for Ms. Ramundo.

52	2023 SUMMARY COMPENSATION TABLE

(4)	Amounts reported in the “All Other Compensation” column for 2023 reflect the following:

Name	Aptiv Contributions(a)	Life Insurance(b)	Other(c)	Total

Kevin P. Clark	$273,876	$ 185	$ 37,800	$311,861

Joseph R. Massaro	157,894	2,442	12,000	172,336

William T. Presley	134,700	1,750	—	136,450

Obed D. Louissaint	78,269	621	3,300	82,190

Benjamin Lyon	73,614	662	—	74,276

Katherine H. Ramundo	98,999	2,701	1,800	103,500

(a)

For NEOs, this column reflects Aptiv’s contributions to both the qualified Aptiv Salaried 401(k) Plan, and the non-qualified DCP. For all participants in the Aptiv Salaried 401(k) Plan, Aptiv provides a contribution of 4% of base salary and annual incentive award payment. Aptiv also provides a matching contribution equal to 50% of the participant’s contributions to the program, up to a maximum of 7% of the participant’s base salary and annual incentive award. Additional details regarding the DCP are provided in the “2023 Non-Qualified Deferred Compensation” section.

(b)	This column reflects the dollar value of the insurance premiums paid for each NEO for premium payments made regarding his or her life insurance policy.
(c)

For Messrs. Clark and Massaro, these amounts represent tax preparation expenses in connection with working in Ireland. For Mr. Louissaint and Ms. Ramundo, these amounts represent parking and transit subsidies.

2023 GRANTS OF PLAN-BASED AWARDS	53

2023 Grants of Plan-Based Awards

The table below sets forth the threshold, target and maximum award payout opportunities (or full award opportunity, as applicable) for plan-based awards that were granted to our NEOs in 2023.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kevin P. Clark			$548,352	$2,193,408	$4,386,816
	2/28/2023								44,166	$5,135,622
	2/28/2023					16,562	66,247	132,494		8,896,972

Joseph R. Massaro			398,438	1,593,750	3,187,500
	2/28/2023								19,535	2,271,530
	2/28/2023					7,326	29,302	58,604		3,935,259

William T. Presley			225,000	900,000	1,800,000
	2/28/2023								11,891	1,382,685
	2/28/2023					4,459	17,836	35,672		2,395,375

Obed D. Louissaint			187,500	750,000	1,500,000
	2/28/2023	(1)							67,947	7,900,877
	2/28/2023								10,192	1,185,126
	2/28/2023					3,822	15,288	30,576		2,053,178

Benjamin Lyon			200,000	800,000	1,600,000
	2/28/2023	(2)							67,947	7,900,877
	2/28/2023								9,853	1,145,707
	2/28/2023					3,695	14,778	29,556		1,984,685

Katherine H. Ramundo			193,750	775,000	1,550,000
	2/28/2023	(3)							16,987	1,975,248
	2/28/2023								7,814	908,612
	2/28/2023					2,930	11,721	23,442		1,574,130

(1)

Mr. Louissaint received a one-time RSU award as part of his new hire package to make up for compensation forfeited upon leaving his prior employer; his start date was January 1, 2023. This award vests ratably on each of October 1 2023, 2024, and 2025.

(2)

Mr. Lyon received a one-time RSU award as part of his new hire package to make up for compensation forfeited upon leaving his prior employer; his start date was December 28, 2022. This award vests 50% on each of February 28, 2024 and 2025.

(3)

Ms. Ramundo received a one-time RSU award, as described in the “2023 Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis. This award vests 50% on each of February 28, 2024 and 2025.

(4)

These columns show the threshold, target and maximum awards payable to our NEOs under the 2023 Annual Incentive Plan. The final award is determined by corporate performance, as determined by the Compensation Committee.

(5)

These columns show the threshold, target and maximum number of RSUs possible under the performance-based RSUs granted in 2023 pursuant to our Long-Term Incentive Plan. The actual payouts will be based on three performance metrics (Average Return on Net Assets, Cumulative Net Income and relative TSR) during the performance period from January 1, 2023 through December 31, 2025.

(6)

This column shows the number of time-based RSUs granted to our NEOs in 2023 pursuant to our Long-Term Incentive Plan. Annual time-based RSUs generally vest ratably over three years on the first, second and third anniversary dates of the date of grant. The specific vesting terms for the one-time awards to Messrs. Louissaint and Lyon and Ms. Ramundo are described herein.

(7)

This column reflects the grant date fair value of each 2023 equity award determined in accordance with FASB ASC Topic 718. For the grant date fair values of performance-based RSU awards granted in 2023, the amount reflects the target outcome of the performance conditions, excluding the effect of estimated forfeitures. Except for the performance-based RSUs based on relative TSR (33.3% of the annual performance-based RSUs), the grant date value for the 2023 equity awards was determined based on the grant date closing price of our stock on the NYSE. The closing price of Aptiv shares on February 28, 2023 was $116.28. The grant date fair value for the relative TSR performance-based RSUs granted in 2023 was determined using a Monte Carlo simulation and was based on a price of $170.34 per share.

54	2023 GRANTS OF PLAN-BASED AWARDS

Our NEOs are parties to offer letters with Aptiv that generally describe the compensation and benefits initially provided to them upon employment, including benefits upon termination. For more information about these arrangements, refer to “Potential Payments Upon Termination or Change in Control”. For more information about the NEOs’ relative mix of salary and other compensation elements in proportion to total compensation, refer to “2023 Compensation Program Overview — 2023 Target Annual Total Direct Compensation Mix”.

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	55

2023 Outstanding Equity Awards at Fiscal Year-End

The values displayed in the table below reflect each Aptiv NEO’s outstanding long-term incentive awards as of December 31, 2023. The market values are calculated using a share price of $89.72, the closing price of our stock on December 29, 2023 (the last trading day of fiscal 2023). The performance-based RSUs granted in 2022 and 2023, labeled with performance periods 1/1/2022-12/31/2024 and 1/1/2023-12/31/2025, are presented at the maximum level of performance.

	Stock Awards
Name	Restricted Stock Unit Grant Date or Performance Period(1)		Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7),(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Kevin P. Clark	2/28/2021		9,981	$895,495
	2/28/2022		24,056	2,158,304
	2/28/2023		44,166	3,962,574
	1/1/2022-12/31/2024				108,250	$9,712,190
	1/1/2023-12/31/2025				132,494	11,887,362

Joseph R. Massaro	2/28/2021		3,689	330,977

	2/28/2022		9,622	863,286

	2/28/2023		19,535	1,752,680

	1/1/2022-12/31/2024				43,300	3,884,876

	1/1/2023-12/31/2025				58,604	5,257,951

William T. Presley	2/28/2021		1,476	132,427

	2/28/2021		782	70,161

	2/28/2022		4,042	362,648

	2/28/2023		11,891	1,066,861

	1/1/2022-12/31/2024				18,186	1,631,648

	1/1/2023-12/31/2025				35,672	3,200,492

Obed D. Louissaint	2/28/2023	(2)	45,298	4,064,137

	2/28/2023		10,192	914,426

	1/1/2023-12/31/2025				30,576	2,743,279

Benjamin Lyon	2/28/2023	(3)	67,947	6,096,205
	2/28/2023		9,853	884,011
	1/1/2023-12/31/2025				29,556	2,651,764

56	2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Restricted Stock Unit Grant Date or Performance Period(1)		Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7),(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Katherine H. Ramundo	3/15/2021		1,425	127,851

	3/15/2021		9,351	838,972

	2/28/2022		3,464	310,790

	2/28/2023	(4)	16,987	1,524,074

	2/28/2023		7,814	701,072

	1/1/2022-12/31/2024				15,588	1,398,555

	1/1/2023-12/31/2025				23,442	2,103,216

(1)	To better understand the information in this table, we included the time-based RSU award grant dates and the performance periods of our performance-based RSU awards.
(2)

Mr. Louissaint received a one-time RSU award as part of his new hire package to make up for compensation forfeited upon leaving his prior employer; his start date was January 1, 2023. This award vests ratably on each of October 1, 2023, 2024, and 2025.

(3)

Mr. Lyon received a one-time RSU award as part of his new hire package to make up for compensation forfeited upon leaving his prior employer; his start date was December 28, 2022. This award vests 50% on each of February 28, 2024 and 2025.

(4)

Ms. Ramundo received a one-time RSU award, as described in the “2023 Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis. This award vests 50% on each of February 28, 2024 and 2025.

(5)

This column shows the unvested time-based RSU awards as of December 31, 2023, which, except for the one-time awards described in footnotes 2-4 of this table, generally vest ratably on each of the first, second and third anniversaries of the grant date.

(6)	The amount shown represents the market value of awards using a per share price of $89.72, the closing price of our stock on December 29, 2023 (the last trading day of fiscal 2023).
(7)	Performance-based RSUs presented at maximum performance levels.
(8)

Of the awards reflected in this column, the 2022-2024 performance-based RSUs will be settled in early 2025 after the results for the three-year performance period are determined and the 2023-2025 performance-based RSUs will be settled in early 2026 after the results for the three-year performance period are determined.

2023 OPTION EXERCISES AND STOCK VESTED TABLE	57

2023 Option Exercises and Stock Vested Table

The following table sets forth information regarding vested stock awards during 2023 for our NEOs. The value realized on vesting is based on the market price of the underlying shares on the date of vest.

	Stock Awards (2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kevin P. Clark	71,254	$7,259,588

Joseph R. Massaro	26,348	2,684,628

William T. Presley	15,133	1,527,743

Obed D. Louissaint	22,649	2,633,626

Benjamin Lyon(1)	—	—

Katherine H. Ramundo	18,021	1,949,030

(1)	Mr. Lyon did not have any awards that vested during the year.
(2)

Except for Mr. Louissaint’s awards, the shares and values listed in these columns include time-based RSUs that vested on February 28, 2023 and performance-based RSUs that vested on December 31, 2023, and settled on February 28, 2024. The shares and value listed for Mr. Louissaint include time-based RSUs that vested on October 1, 2023.

58	2023 NON-QUALIFIED DEFERRED COMPENSATION

2023 Non-Qualified Deferred Compensation

The Aptiv Deferred Compensation Plan (“DCP”) is a non-qualified deferred compensation program available to a limited number of employees, including the NEOs. Under the DCP, participants receive Aptiv contributions in excess of the limits imposed upon the Aptiv Salaried 401(k) Plan by the Code.

PLAN BENEFITS

Employees who were eligible for DCP deferrals in 2023 were permitted to defer additional income above $330,000 (the maximum eligible compensation limit under the Aptiv Salaried 401(k) Plan for 2023) into a DCP deferral account. They also received the following benefits:

•

All DCP-eligible employees receive an Aptiv contribution of 4% of their base salary and annual incentive award. This contribution occurs even if the individual does not elect to make deferrals into the DCP; and

•

Eligible employees who made deferral contributions under the DCP received an additional Aptiv matching contribution of 50% on the individual’s voluntary deferrals up to 7% of the base salary and annual incentive award over the qualified plan limit, which constitutes a maximum contribution by Aptiv of 3.5% of each eligible employee’s base salary.

INVESTMENT OPTIONS

Participants in the DCP may select investment options for their deferred amounts. The investment options consist of a small selection of index mutual funds and do not offer any guaranteed or above-market returns.

DEFERRAL ELECTION PROCESS

The DCP deferral election process is conducted prior to the year in which eligible income is earned. For the 2023 plan year, deferral elections were required to be made no later than December 2022. During this process, eligible employees were allowed to make deferral elections related to their 2023 base salary and any annual incentive award based on 2023 performance that would be scheduled to be paid in 2024 (but no later than March 15, 2024).

DISTRIBUTIONS

Eligible employees must also elect a distribution date for their deferred amounts. A base salary deferral must remain deferred for a minimum of one year, and any annual incentive deferrals must remain deferred for a minimum of two years.

VESTING

All employee deferrals and Aptiv contributions are immediately vested.

The values displayed in the table below include contributions to the NEOs’ DCP accounts by the NEOs and by Aptiv in 2023, as well as the aggregate balances of these accounts at the end of 2023.

2023 NON-QUALIFIED DEFERRED COMPENSATION	59

2023 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)(4)	Aggregate Balance at Last FYE ($)
Kevin P. Clark	$232,798	$249,426	$245,667	$—	$1,819,044
Joseph R. Massaro	72,788	133,444	93,779	214,260	488,097
William T. Presley	102,900	110,250	47,982	—	511,685
Obed D. Louissaint	—	56,800	1,762	—	58,562
Benjamin Lyon	—	50,800	1,356	—	52,156
Katherine H. Ramundo	69,640	74,614	31,052	—	283,064

(1)

All NEOs other than Messrs. Louissaint and Lyon elected to defer a portion of their salary and annual incentive awards as permitted under the DCP. Each NEO’s total salary and annual incentive award, including these deferred amounts, is reported in the “2023 Summary Compensation Table”.

(2)

Company contributions to the NEOs’ DCP accounts, along with contributions to the qualified Aptiv Salaried 401(k) Plan, are disclosed in the “All Other Compensation” column in the “2023 Summary Compensation Table”.

(3)	Aggregate earnings represent change (including losses) in market value less any fee paid by the NEO, but none of these amounts are disclosed in the “2023 Summary Compensation Table”.
(4)	The withdrawals of our NEO(s) were made in accordance with the deferral election process described in this section.

60	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination or Change in Control

EMPLOYMENT ARRANGEMENTS

We have offer letters in place with all Aptiv NEOs. These offer letters describe our standard terms and conditions of employment and compensation and benefits provided to the individual. Mr. Clark’s offer letter also includes severance provisions, which provide for 18 months of base pay plus an amount equal to 1.5 times his annual incentive at target in the event he is terminated by the Company without cause.

Each NEO who receives an equity grant under the Long-Term Incentive Plan must sign a grant agreement, and has signed a non-interference and confidentiality agreement, described above in the “Compensation Discussion and Analysis” section. The non-interference agreement includes both non-compete and non-solicitation covenants.

ANNUAL INCENTIVE PLAN

In the event of a change in control, each NEO’s annual incentive target award will be prorated for the time period between the plan start date and the effective change in control date. A payment will also be calculated for that time period based on actual performance and compared to the prorated target, with the NEO receiving the larger of the two values. Payment of the award will be made by March 15 of the calendar year following the year in which a change in control occurs.

In the event of the death of an NEO or a termination of an NEO’s employment due to disability, such NEO’s annual incentive target award for the year of such event will be pro-rated, subject to further adjustment to reflect individual performance or other business factors.

LONG-TERM INCENTIVE PLAN

An equity award must be outstanding for one year in order to receive any benefit at termination. Awards outstanding for less than one year will be forfeited upon termination. Upon a voluntary resignation from Aptiv (other than for good reason), including retirement, any time-based RSUs that have not vested will be canceled. Upon a termination without cause, for good reason or due to death or disability, the time-based RSUs will be prorated over the period between the grant date and termination date. Any unvested pro-rata awards generally will be delivered at the next scheduled vesting date.

Upon a termination without cause, for good reason or due to retirement, death or disability, any outstanding performance-based RSUs will be prorated over the period between the grant date and termination date. The final performance payout will be determined based on actual performance at the end of the performance period and shares generally will be distributed at the time of the general distribution. For this purpose, “retirement” generally means a voluntary termination of employment after attaining at least age 55 and at least 10 years of service.

If an NEO voluntarily departs (with the exception of the retirement and good reason provisions discussed above) or is terminated for cause, or in the event of any termination prior to the first anniversary of the grant date, all outstanding unvested equity awards will be canceled.

For purposes of our executive compensation plans and arrangements described in this section, “cause” is generally defined as:

•	Indictment for a felony or for any other crime that has or could be reasonably expected to have an adverse impact on performance of duties to Aptiv or on the business or reputation of Aptiv;

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	61

•	The NEO being the subject of any order regarding a fraudulent violation of securities laws;

•	Conduct in connection with employment or service that is not taken in good faith and has resulted or could reasonably be expected to result in material injury to the business or reputation of Aptiv;

•	Willful violation of Aptiv’s Code of Ethical Business Conduct or other material policies;

•	Willful neglect in the performance of duties for Aptiv, or willful or repeated failure or refusal to perform these duties; or

•	Material breach of any applicable employment agreement.

For purposes of our executive compensation plans and arrangements described in this section, “good reason” is generally defined as:

•	A material diminution in base salary;

•	A material diminution in authority, duties or responsibilities;

•	Relocation of the NEO’s principal place of employment by more than 50 miles; or

•	Any other action or inaction that is a material breach by Aptiv of the agreement under which the NEO provides services to us.

Upon a qualifying termination within two years after a change in control, or upon a change in control if a replacement award is not provided, outstanding unvested equity awards will vest as follows:

•	Time-based RSUs will vest in full; and

•

After a determination by the Compensation Committee of the Company’s performance at the time of the change in control, the number of performance-based RSUs that will vest will be equal to the greater of (a) the performance-based RSUs earned through the change in control date, or (b) 100% of the performance-based RSUs granted.

A replacement award is an award with respect to the stock of Aptiv or its successor that is at least equal in value to the outstanding award, relates to a publicly traded security and has no less favorable terms than the outstanding award. A qualifying termination after a change in control includes any termination by Aptiv without cause, or by the NEO for good reason, or due to death or disability.

CHANGE IN CONTROL PLAN

The Change in Control Plan generally provides for severance benefits in connection with a “qualifying separation” (as defined in the Change in Control Plan to include a termination without “cause” or a resignation for “good reason”) that occurs in connection with or within two years after a change in control (or, in the case of a termination without cause at the request of a party involved in a change in control, after the signing of the transaction agreement and prior to consummation or termination of the transaction). Pursuant to the Change in Control Plan, an NEO who incurs a qualifying separation would be entitled to receive generally a lump sum cash payment in an amount equal to the sum of (1) three times base salary in the case of the CEO and two times base salary in the case of an NEO other than the CEO, using the higher of the base salary at termination and the base salary immediately prior to the change in control, and (2) two times (or, for the CEO, three times) the higher of the NEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the change in control. In addition, an NEO who incurs a qualifying separation is also entitled to receive a lump sum payment representing the sum of 36 monthly COBRA premiums for the CEO and 24 monthly COBRA premiums for NEOs other than the CEO. Severance benefits under the Change in Control Plan are generally subject to the NEO’s execution of a customary release of claims in favor of Aptiv.

SEVERANCE PLAN

For the eligible NEOs, the Severance Plan generally provides for severance benefits in the event of a “qualifying separation” (as defined in the Severance Plan to include a termination without “cause” or a resignation for “good reason”) of the NEO’s employment. Pursuant to the Severance Plan, an NEO who incurs a qualifying separation would be entitled to receive generally

62	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

severance payments equal in the aggregate to a multiple of annual base salary (1.5 times for officers with at least two years of service, and 1 time for all other officers), unless and until the NEO is employed by another employer. The Severance Plan also provides to eligible U.S. employees a COBRA subsidy for a period of up to 18 months following a qualifying separation. Severance benefits under the Severance Plan are generally subject to the NEO’s execution of a customary release of claims in favor of Aptiv.

For purposes of our executive compensation plans and arrangements described in this section, a “change in control” generally occurs if any of the following events occur (subject to certain limitations and exceptions as further set forth in the applicable plans and arrangements):

•

A change in ownership or control of Aptiv resulting in any person or group other than Aptiv or a Aptiv employee benefit plan acquiring securities of Aptiv possessing more than 30% of the total combined voting power of Aptiv’s equity securities outstanding after such acquisition;

•	The majority of the board is replaced by persons whose election was not approved by a majority of the incumbent board;

•

Consummation of a merger or consolidation of Aptiv, other than a merger or consolidation which would result in the voting securities of Aptiv outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power and total fair market value of the resulting entity; or

•	Consummation of a sale of all or substantially all of the assets of Aptiv, in one or a series of related transactions, to any person or group other than Aptiv.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	63

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Termination Scenario
Name	Component	Voluntary Resignation / Retirement (If Eligible)(5)(6)	Involuntary (Not For Cause) or For Good Reason	Involuntary (For Cause)	Change in Control and Termination	Death /Disability
Kevin P. Clark	Cash Severance(1)	$ —	$ 5,483,520	$—	$10,967,040	$ —
	Annual Incentive Plan(2)	—	—	—	2,193,408	2,193,408
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	1,645,644	—	7,016,373	1,645,644
	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	7,171,589	7,171,589	—	14,829,101	7,171,589
	Benefits Continuation	—	29,233	—	76,035	—
	Total	7,171,589	14,329,986	—	35,081,957	11,010,641
Joseph R. Massaro	Cash Severance(1)	—	4,303,125	—	5,737,500	—
	Annual Incentive Plan(2)	—	—	—	1,593,750	1,593,750
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	635,666	—	2,946,943	635,666
	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	1,489,083	2,745,970	—	6,060,496	2,745,970
	Benefits Continuation	—	29,233	—	50,690	—
	Total	1,489,083	7,713,994	—	16,389,379	4,975,386
William T. Presley	Cash Severance(1)	—	1,350,000	—	3,600,000	—
	Annual Incentive Plan(2)	—	—	—	900,000	900,000
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	320,031	—	1,632,097	320,031
	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	910,927	1,438,840	—	3,326,997	1,438,840
	Benefits Continuation	—	18,475	—	30,682	—
	Total	910,927	3,127,346	—	9,489,776	2,658,871
Obed D. Louissaint	Cash Severance(1)	—	750,000	—	3,000,000	—
	Annual Incentive Plan(2)	—	—	—	750,000	750,000
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	—	—	4,978,563	—
	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	—	—	—	1,371,639	—
	Benefits Continuation	—	27,280	—	44,845	—
	Total	—	777,280	—	10,145,047	750,000
Benjamin Lyon	Cash Severance(1)	—	800,000	—	3,200,000	—
	Annual Incentive Plan(2)	—	—	—	800,000	800,000
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	—	—	6,980,216	—
	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	—	—	—	1,325,882	—
	Benefits Continuation	—	29,233	—	50,690	—
	Total	—	829,233	—	12,356,788	800,000
Katherine H. Ramundo	Cash Severance(1)	—	1,162,500	—	3,100,000	—
	Annual Incentive Plan(2)	—	—	—	775,000	775,000
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	935,331	—	3,502,759	935,331
	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	575,195	1,027,743	—	2,326,081	1,027,743
	Benefits Continuation	—	—	—	—	—
	Total	575,195	3,125,574	—	9,703,840	2,738,074

(1)

In the case of an involuntary not for cause termination or a termination for good reason, Messrs. Clark and Massaro are eligible to receive severance payments equal to 18 months of base salary, plus 1.5 times the value of the annual incentive plan target award, payable in installments. Mr. Presley and Ms. Ramundo are eligible for a severance payment equal to 1.5 times base salary, payable in installments. Messrs. Louissaint and Lyon are eligible for a severance payment equal to 1 times base salary, payable in installments. In the case of a qualifying Change in Control termination, Mr. Clark is eligible to receive a lump sum severance payment equal to 3 times base salary, plus 3 times the value of the annual incentive plan target award. In the case of a qualifying Change in Control termination, Messrs. Massaro, Presley, Louissaint and Lyon and Ms. Ramundo are eligible to receive a lump sum severance payment equal to 2 times base salary, plus 2 times the value of the annual incentive plan target award.

64	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(2)

In the case of a Change in Control, each NEO would receive a prorated annual incentive award payment based on the greater of (a) actual performance or (b) target. If the NEO terminates due to death or disability, he or she would receive a prorated annual incentive award based on actual performance. In the case of any other terminations prior to the payment date, the award is forfeited in its entirety. The values shown use target performance.

(3)	The value shown is based on the market value of the award using a per-share price of $89.72, the closing price of our stock on December 29, 2023 (the last trading day of fiscal 2023).
(4)

In the event of a qualifying termination within two years after a change in control the NEOs’ awards will vest as described under “Potential Payments Upon Termination or Change in Control—Long-Term Incentive Plan”. Also as described under “Potential Payments Upon Termination or Change in Control—Long-Term Incentive Plan”, if at the time of a change in control the NEOs do not receive replacement awards, their awards will vest upon the change in control regardless of whether their employment is terminated. The performance-based RSUs included represent a 100% payout of each award.

(5)	In the event of a voluntary termination on December 29, 2023 (the last business day of fiscal 2023), each NEO would receive the value of their 2021 performance-based RSUs.
(6)	As of December 31, 2023, Mr. Clark is the only NEO eligible to retire.

As required by Section 409A of the Code, all NEOs who have elected to participate in the DCP generally must wait six months to receive a payment under the plan by reason of termination of employment. Payments for departure on December 31, 2023 would generally be made within 60 days after July 1, 2024. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

CEO PAY RATIO	65

CEO Pay Ratio

We are required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules to disclose the ratio of the annual total compensation of Mr. Clark, our Chairman and Chief Executive Officer, to that of an employee whose annual compensation is at the median of all our employees (the “Median Employee”). Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

As permitted under SEC rules, we are using the same Median Employee identified for purposes of our fiscal 2022 CEO pay ratio, as we believe there have been no changes to our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure.

The Median Employee was identified by using “total annual base pay” as reflected in our enterprise-wide human resources information system, as of October 31, 2022, for all of our employees (including full-time, part-time, and temporary employees of Aptiv and its consolidated subsidiaries). The employees considered did not include any independent contractors or “leased” workers, which we refer to as our “contingent workforce” below. We did not use any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. The total annual base pay for our salaried employees reflects base salary paid on an annual basis, and for hourly employees, the annual rate is determined using their hourly rate and standard work hours. This methodology was chosen because we believe it is a compensation measure that can be applied consistently across the globe and provides an accurate depiction of total earnings. Because there was more than one Median Employee identified using this methodology, we selected an individual who we determined to be reasonably representative of our Median Employee and who did not have any unusual or nonstandard compensation items.

Aptiv is a global company employing approximately 154,000 employees in 50 countries as of December 31, 2023, with approximately 31,000 salaried employees and 123,000 hourly employees. In addition, we maintain a contingent workforce of approximately 47,000 to accommodate fluctuations in customer demand. 53% of our workforce is located in North America, where our largest presence is in Mexico. 80% of our North American workforce is part of our global manufacturing workforce. Market levels of pay and wage rates are generally lower in countries in which Aptiv has manufacturing facilities, in line with our regional service model that enables us to efficiently and effectively serve our global customers from best cost countries. In these countries, Aptiv provides market competitive compensation, which, in many cases, is dictated by local union agreements. The Median Employee is a full-time hourly employee located in Mexico, where competitive wages vary greatly from standard U.S. hourly rates.

After identifying the Median Employee, we calculated annual total compensation for the Median Employee using the same methodology as compensation reported in the 2023 Summary Compensation Table for the CEO. The Median Employee’s annual total compensation is $11,647. When compared to our CEO’s annual total compensation of $18,000,136, the ratio of the total annual compensation of our CEO to the total annual compensation of our Median Employee was approximately 1,545:1.

We believe that there are a number of reasons why our pay ratio is not comparable to that of other companies, including that other companies may have a median employee that works in the U.S., may outsource manufacturing, may have different types of workforces, may operate in different countries, or may utilize different compensation practices. Further, in calculating their own pay ratios, other companies may utilize methodologies, exclusions, estimates, and assumptions that substantially differ from Aptiv’s calculation methodology.

66	2023 PAY VERSUS PERFORMANCE TABLE

2023 Pay Versus Performance Table
In accordance with SEC rules, the following table sets forth information with respect to how the compensation of our NEOs aligns with Company performance.

					Value of Initial Fixed $100 Investment Based On:
Year (1) (a)	Summary Compensation Table Total for PEO ($) (b)	Compensation Actually Paid To PEO ($) (2)(3)(4) (c)	Average Summary Compensation Table Total for non-PEO NEOs ($) (d)	Average Compensation Actually Paid to non-PEO NEOs ($) (2)(3(4)) (e)	Total Shareholder Return ($) (5) (f)	Peer Group Total Shareholder Return ($) (5) (g)	Net Income ($ millions) (6) (h)	Adjusted Net Income ($ millions) (7) (i)
2023	$18,000,136	$16,072,614	$9,691,458	$8,388,279	$ 94.70	$296.83	$2,938	$1,376
2022	16,206,621	(3,338,551)	5,880,152	3,091,630	98.30	183.92	594	967
2021	14,744,780	20,823,184	4,899,559	6,122,511	174.11	433.35	590	868
2020	31,267,329	32,047,839	6,747,057	6,881,294	137.52	291.17	1,804	646

(1)	NEOs included in the above compensation columns reflect the following:

Year	Principal Executive Officer (“PEO”)	Non-PEO NEOs
2023	Kevin P. Clark	Joseph R. Massaro, William T. Presley, Obed D. Louissaint, Benjamin Lyon, Katherine H. Ramundo
2022	Kevin P. Clark	Joseph R. Massaro, Benjamin Lyon, William T. Presley, Sophia M. Velastegui
2021	Kevin P. Clark	Joseph R. Massaro, William T. Presley, Katherine H. Ramundo, Mariya K. Trickett
2020	Kevin P. Clark	Joseph R. Massaro, David Paja, David M. Sherbin, Mariya K. Trickett

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for RSU awards (excluding TSR awards and other performance-based awards), the closing price on each applicable year-end
date or, in the case of vesting dates, the actual vesting date closing price, (2) for performance-based RSU awards (excluding TSR awards), the same valuation methodology as RSU awards above except that year-end
award values are adjusted by the projected probability of achievement of each award as of each such date, and (3) for
TSR-based
awards, the fair value calculated by a Monte Carlo simulation as of the applicable year-end
date.

(3)
For the portion of “Actually Paid” compensation that is based on year-end
stock prices, the following prices were used: 2023: $89.72 (4% reduction from prior year), 2022: $93.13 (44% reduction from prior year), 2021: $164.95 (27% increase from prior year), 2020: $130.29 (38% increase from prior year).

(4)
“Compensation Actually Paid” to our PEO and the average “Compensation Actually Paid” to non-PEO
NEOs reflects adjustments from total compensation reported in the Summary Compensation Table (see reconciliation below)

		PEO	Average Non-PEO NEOs
Total Reported in 2023 Summary Compensation Table (SCT)		$ 18,000,136	$ 9,691,458
+	Value of Stock Awards reported in SCT	$0	$0
+	Year-end value of awards granted in fiscal year that are unvested and outstanding	($14,032,595)	($7,322,658)
+	Change in fair value of prior year awards that are unvested and outstanding	$0	$0
+	Fair market value of awards granted in fiscal year 2023 that vested in fiscal year 2023	$13,237,937	$6,297,217
+	Change in fair value (from prior year-end) of prior year awards that vested in fiscal year 2023	($4,101,605)	($599,594)
+	Prior year-end fair value of awards that failed to vest in fiscal year 2023	$2,968,741	$321,856

Total Adjustments		($1,927,522)	($1,303,179)
Compensation Actually Paid for Fiscal Year 2023		$16,072,614	$8,388,279

(5)
Peer group TSR reflects the Company’s 2023 Automotive Peer Group (“Russell 3000 Automobiles and Parts Sector”) as reflected in our 2023 Annual Report on
Form 10-K
pursuant to Item 201(e) of Regulation
S-K.
Each year reflects what the cumulative value of a $100 investment would be, including reinvestment of dividends. Peer group cumulative TSR results for years prior to 2023 in the table above reflect updated values (based on a methodology change from each constituent’s TSR being weighted in the prior year’s disclosure according to market capitalization in the base year to the current approach, reflecting the index return and its weighting methodology).

2023 PAY VERSUS PERFORMANCE TABLE	67

(6)
The year ended December 31, 2023 includes a $2.1 billion deferred tax benefit recognized from the Company’s initiation of changes to its corporate entity structure, including intercompany transfers of intellectual property and other related transactions, as further discussed in Note 14 of our 2023 Annual Report on Form
10-K.
The year ended December 31, 2020 includes a
pre-tax
gain of $1.4 billion for the completion of the Motional autonomous driving joint venture, as further discussed in Note 20 of our 2022 Annual Report on Form
10-K.

(7)
Adjusted NI was selected by the Compensation Committee as the Company-Selected Measure (“CSM”). It is a
non-GAAP
measure which represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.
Appendix A
contains a reconciliation of Adjusted NI to U.S. GAAP Net Income.

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
In accordance with SEC rules, the following charts describe the relationship between the “Compensation Actually Paid” to our NEOs and the Company’s financial performance as measured by our cumulative TSR, GAAP NI and our CSM, Adjusted NI.
As more fully described under “Compensation Governance and Alignment with Shareholders” in our “Compensation Discussion and Analysis” section, our focus on pay-for-performance
and corporate governance aims to help ensure alignment with the interests of our shareholders, as highlighted below.
Aligning executive compensation to Company financial and stock price performance is one of the key design principles of our executive compensation program. This is evidenced by the program design elements, including:

•
91% of 2023 total target annual compensation for the CEO is at risk and 78% is granted in equity, while, on average, 83% of 2023 total target annual compensation for the other NEOs is at risk and 65% is granted in equity.

•	We use a structured goal-setting process for performance incentives, with multiple levels of review including the Compensation Committee and its consultant, and senior management.

•	NEOs’ annual incentives are typically based on achievement of multi-faceted financial and strategic annual performance goals.

•	60% of the NEOs’ long-term incentive compensation consists of performance-based RSUs, which deliver value based on achievement of multi-year financial and relative TSR goals.

•	We review and analyze our pay-for-performance alignment on an annual basis, both in absolute terms and relative to our peer group.
Compensation Actually Paid Versus Total Shareholder Return
(1)

(1)
TSR in the above chart, in the case of both the Company and our Automotive Peer Group as noted in footnote 5 of the above Pay for Performance Table, reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.

68	2023 PAY VERSUS PERFORMANCE TABLE

Compensation Actually Paid Versus Net Income
(1)

(1)
The year ended December 31, 2023 includes a $2.1 billion deferred tax benefit recognized from the Company’s initiation of changes to its corporate entity structure, including intercompany transfers of intellectual property and other related transactions, as further discussed in Note 14 of our 2023 Annual Report on Form 10-K. The year ended December 31, 2020 includes a pre-tax
gain of $1.4 billion for the completion of the Motional autonomous driving joint venture, as further discussed in Note 20 of our 2022 Annual Report on Form
10-K.

Compensation Actually Paid versus Adjusted Net Income
(1)

(1)
Adjusted Net Income was selected by the Compensation Committee as the Company-Selected Measure. It is a
non-GAAP
measure which represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon.
Appendix A
contains a reconciliation of Adjusted Net Income to U.S. GAAP Net Income.

2023 PAY VERSUS PERFORMANCE TABLE	69

MOST IMPORTANT MEASURES IN LINKING COMPENSATION WITH PERFORMANCE IN FISCAL YEAR 2023
In the Company’s assessment, the following table lists the most important financial performance measures used by the Company to link compensation actually paid, as determined in accordance with SEC rules, to the NEOs to Company performance for 2023. The way these measures, together with certain other performance measures, determine the amounts of incentive compensation paid to our NEOs is described in the “Compensation Discussion and Analysis” section.

Most Important Performance Measures for 2023 (1)
Adjusted Net Income
Cash Flow Before Financing
Growth Over Market
Return on Net Assets
Relative Total Shareholder Return

(1)
In addition to the performance measures listed in the table above, the Company uses a Strategic Results Metric in the Annual Incentive Plan. The Strategic Results
Metric focuses

our executives on the Company’s strategic priorities. The Strategic Results Metric is more fully described under “2023 Annual Compensation Determination” in our “Compensation Discussion and Analysis” section.

70	REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee currently consists of Ms. Cooper (Chair), Mr. Hooley, Mr. Ortberg and Dr. Parris. All of the members of the Audit Committee are independent directors under the NYSE listing standards and the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that each of Ms. Cooper, Mr. Hooley and Mr. Ortberg qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”.

The Audit Committee selects, evaluates and, where deemed appropriate, replaces Aptiv’s independent registered public accounting firm. As part of the evaluation of the independent registered public accounting firm, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, the independent registered public accounting firm’s global capabilities and independent registered public accounting firm’s technical expertise and knowledge of the Company’s global operations and industry. In connection with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the selection of the new lead engagement partner. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except as otherwise prohibited under applicable law.

Management is responsible for Aptiv’s internal controls and the financial reporting process. Aptiv’s independent registered public accounting firm is responsible for performing an audit of Aptiv’s consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed Aptiv’s audited financial statements for the fiscal year ended December 31, 2023 and has met and held discussions with management and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that Aptiv’s consolidated financial statements for fiscal year 2023 were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions between the Audit Committee and EY included the matters required to be discussed by Rules on Auditing Standard No. 1301, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards.

The Audit Committee received the written disclosures and letter from EY required by the applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning its independence, and the Audit Committee discussed with EY the accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and EY and the Audit Committee’s review of the representation of management and the report of EY to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Aptiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC.

The Audit Committee also considered whether non-audit services provided by EY during 2023 were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Nancy E. Cooper, Chair

Joseph L. Hooley

Robert K. Ortberg

Colin J. Parris

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES	71

Independent Registered Public Accounting Firm’s Fees

The Audit Committee has a policy concerning the approval of audit and non-audit services to be provided by Aptiv’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve all audit services and all permitted non-audit services (including fees and terms thereof), except as otherwise prohibited pursuant to the Exchange Act. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the Audit Committee reviews a description of the service and sufficient information to confirm the determination that the provision of such service will not impair the independent registered public accounting firm’s independence. The Chair of the Audit Committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full Audit Committee meeting, provided all such pre-approvals are then reported to the full Audit Committee at its next scheduled meeting.

During fiscal years 2023 and 2022, EY provided various audit, audit-related, tax and other services to Aptiv. The Audit Committee pre-approved all audit services, audit-related, tax and other services provided by EY in 2023 and 2022. The following table presents fees for professional services charged by EY by type and amount for fiscal years 2023 and 2022:

($ in thousands)	2023	2022
Audit fees(1)	$16,200	$12,400

Audit-related fees(2)	1,300	1,700
Total audit and audit related fees	17,500	14,100

Tax fees(3)	9,800	3,600

All other fees	—	—
Total fees	$27,300	$17,700

(1)

Audit Fees — Audit fees billed or to be billed are related to EY’s audit of our annual financial statements, including the audit of internal control over financial reporting, timely interim reviews of the quarterly financial statements, statutory or other required audit services, audit services performed in connection with registration statements and issuance of comfort letters and consents.

(2)

Audit-Related Fees — Audit-related services consist primarily of employee benefit plan audits, audit services not required by statute or regulation, ESG assurance related procedures, agreed-upon procedures required to comply with financial accounting or regulatory reporting matters, due diligence in connection with acquisitions and divestitures, and other attest services.

(3)	Tax Fees — Tax fees primarily represent fees for tax planning services and tax-related compliance.

72	APPOINTMENT OF AND PAYMENT TO AUDITORS

Appointment of and Payment to Auditors

(RESOLUTION 11)

The Audit Committee of our Board has appointed EY as our auditors. Shareholders are requested to reappoint EY as the Company’s auditors for the period ending with the Annual Meeting of the Company to be held in 2025. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of EY as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending December 31, 2024.

A representative of EY will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR AUDITORS, TO RATIFY THEIR APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO AUTHORIZE THE DIRECTORS TO DETERMINE THE FEES TO BE PAID TO THE AUDITORS.

Approval of the Aptiv PLC 2024 Long-Term Incentive Plan

(Resolution 12)

We are asking shareholders to approve the Aptiv PLC 2024 Long-Term Incentive Plan (the “2024 LTIP”).

Introduction

Our Board is recommending that the Company’s shareholders vote in favor of the 2024 LTIP, which will succeed the Aptiv PLC Long-Term Incentive Plan (the “2015 LTIP”). If the 2024 LTIP is approved by our shareholders, no further grants will be made under the 2015 LTIP. However, outstanding awards under the 2015 LTIP will generally continue in effect in accordance with their terms.

The 2024 LTIP will continue to afford the Compensation Committee the ability to design long-term incentive awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among 2024 LTIP participants.

Shareholder approval of the 2024 LTIP would constitute approval of 9,880,000 ordinary shares, par value $0.01 par per share, of the Company (“Ordinary Shares”) to be available for awards under the 2024 LTIP, as described below and in the 2024 LTIP, with such amount subject to adjustment, including under the 2024 LTIP’s share counting rules. If the 2024 LTIP is approved by our

APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN	73

shareholders, it will be effective as of the day of the Annual Meeting. If the 2024 LTIP is not approved by our shareholders, no awards will be made under the 2024 LTIP, and the 2015 LTIP will remain in effect until it terminates in accordance with its terms.

The actual text of the 2024 LTIP is attached to this Proxy Statement as Appendix B. The following description of the 2024 LTIP is only a summary of its material terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Why We Believe You Should Vote for this Proposal

Importance of Equity Awards. Equity awards are an essential component of our compensation program for key employees, as they link compensation with long-term shareholder value creation and reward participants based on the Company’s performance. As discussed in further detail in the “Compensation Discussion & Analysis,” equity compensation represents a significant portion of the compensation package for our Chief Executive Officer and other NEOs. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of our Ordinary Shares. Our equity compensation program helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance. Some of the key features of the 2024 LTIP that reflect our commitment to effective management of equity and incentive compensation are set forth below in this proposal.

Key Plan Features. Below are certain highlights of the 2024 LTIP. These features of the 2024 LTIP are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2024 LTIP and shareholders’ interests, consistent with sound corporate governance practices.

Status

The 2024 LTIP generally prohibits granting discounted stock options and SARs.	✓

The 2024 LTIP does not permit liberal share counting.	✓

The 2024 LTIP prohibits stock option or SAR repricing.	✓

The 2024 LTIP has no evergreen features.	✓

The 2024 LTIP does not provide for any tax gross-ups for excise taxes payable in connection with a change in control.	✓

The 2024 LTIP includes forfeiture and clawback provisions.	✓

The 2024 LTIP is administered by our independent Compensation Committee	✓

The 2024 LTIP includes a non-liberal definition of “change in control”	✓

Share Usage and Overhang Under 2015 LTIP and 2024 LTIP. As of December 29, 2023, 11,395,027 Ordinary Shares remained available for issuance under the 2015 LTIP. However, under the terms of the 2015 LTIP, we will not be able to make grants under the 2015 LTIP after April 23, 2025.

The following includes aggregated information regarding our view of the overhang and dilution associated with the 2015 LTIP, and the potential dilution associated with the 2024 LTIP. This information is as of December 29, 2023. As of that date, there were approximately 279,033,365 Ordinary Shares outstanding. Also as of that date:

•

2,150,942 shares (approximately 0.77% of our outstanding Ordinary Shares) were subject to outstanding full value awards under the 2015 LTIP (time-based and performance-based restricted stock units (“RSUs”));

•	no stock options were outstanding under the 2015 LTIP; and

•

11,395,027 shares (approximately 4.10% of our outstanding Ordinary Shares) were available for future awards under the 2015 LTIP. As a result, we view the 2015 Plan as representing an overhang percentage (in other words, potential dilution of the holders of Ordinary Shares) of approximately 4.89% as of December 29, 2023.

As noted above, no further grants will be made under the 2015 LTIP upon the effective date of the 2024 LTIP. Further, any shares subject to awards that we may grant under the 2015 LTIP after December 29, 2023 and prior to the effective date of the 2024 LTIP

74	APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN

will reduce the number of shares initially available under the 2024 LTIP on a one-for-one basis. The proposed 9,880,000 Ordinary Shares available for awards under the 2024 LTIP represent approximately 3.54% of our outstanding Ordinary Shares as of December 29, 2023, a percentage that reflects the simple dilution of holders of Ordinary Shares that could occur if the 2024 LTIP is approved. Factoring both these shares and the 2,150,942 Ordinary Shares subject to outstanding awards under the 2015 LTIP, the approximate total overhang under the 2015 LTIP and the 2024 LTIP is 12,030,942 Ordinary Shares (or approximately 4.31% of the Ordinary Shares outstanding as of December 29, 2023).

Based on the closing price on New York Stock Exchange for our Ordinary Shares on December 29, 2023 of $89.72 per share, the aggregate market value as of December 29, 2023 of the 9,880,000 Ordinary Shares requested under the 2024 LTIP was $886,433,600.

Historic Share Usage and Grant Practices. Our historic equity usage has been effective in recruiting and retaining superior talent and aligning management incentives with Company performance. Our equity usage is reasonable in comparison with the broader market and consistent with the peer companies listed in the “Compensation Discussion and Analysis.” As part of our assessment of our grant practices, we regularly measure our share usage and the potential dilutive effects of future equity grants through the use of “burn rate” and “overhang.”

Burn Rate. Burn rate is calculated as the number of shares underlying full-value awards and stock options granted, expressed as a percent of the Company’s total number of outstanding shares. Value-adjusted burn rate is calculated using a Black-Scholes option valuation model. As we have not granted stock options, the value-adjusted burn rate metric provides a more comparable view of our share usage against that of our peers, as many of our peers grant stock options in addition to full-value awards. Over the past three completed fiscal years (2021, 2022 and 2023), our annual shares granted (which shares were only granted under full-value awards) as a percentage of shares outstanding has been 0.24%, 0.35% and 0.56%, respectively. Our three-year average burn rate is 0.38%, and our value-adjusted burn rate for 2023 was 0.56%.

In determining the number of shares to request for approval under the 2024 LTIP, our management worked with the Compensation Committee and our compensation consultant to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by proxy advisory firms in evaluating our proposal for the 2024 LTIP.

If the 2024 LTIP is approved, we intend to utilize the shares authorized under the 2024 LTIP to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2024 LTIP will last for about four to six years. However, the actual duration of the proposed share reserve will depend on currently unknown factors, such as changes in participation, future grant practices, competitive market practices, acquisitions and divestitures, forfeiture rates, and the Company’s share price. Thus, the share reserve could last for a different period of time if actual practice does not match our current expectations or our share price changes materially. As noted below, our Compensation Committee retains full discretion under the 2024 LTIP to determine the number and amount of awards to be granted under the 2024 LTIP, subject to the terms of the 2024 LTIP, and future benefits that may be received by participants under the 2024 LTIP are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.

In evaluating this proposal, shareholders should consider all of the information in this proposal.

APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN	75

Key Plan Features. The 2024 LTIP authorizes grants of a variety of equity awards, including RSUs, restricted stock, non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”) and other share-based awards. We use these awards to attract, motivate, retain and reward our eligible employees, directors and consultants and other advisors. The 2024 LTIP includes features that protect our shareholders’ interests and promote effective corporate governance, including:

•

No Discounted Stock Options or SARs. The 2024 LTIP expressly prohibits us from granting stock options or SARs with an exercise price that is less than the fair market value of our Ordinary Shares on the date of grant, except with respect to certain Replacement Awards (as defined below). Under the existing 2015 LTIP, we have never granted a discounted stock option or SAR.

•

No Liberal Share Counting. The 2024 LTIP does not permit the re-use of any shares that are withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements.

•	No Repricing of Stock Options or SARs. The 2024 LTIP expressly prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.

•

No Evergreen Features. The maximum number of shares that can be issued from the 2024 LTIP is fixed and cannot be increased without shareholder approval, subject to the share counting provisions of the 2024 LTIP.

•

No Gross-Ups for Excise Taxes Paid by Participant. The 2024 LTIP does not provide for the reimbursement of participants for any excise taxes paid by the participant in connection with a payment or a distribution following a change in control.

•

Awards Are Subject to Forfeiture/Clawback. The 2024 LTIP provides that awards are subject to recoupment under certain circumstances, including as required pursuant to applicable laws, rules, regulations or stock exchange listing standards.

•	Independent Committee Administration. The 2024 LTIP will continue to be administered by the Compensation Committee, which is made up entirely of independent directors.

Summary of the Material Provisions of the 2024 LTIP

The following is a brief description of the material features of the 2024 LTIP. The full text of the 2024 LTIP is set forth in Appendix B to this Proxy Statement. The description set forth below is qualified in its entirety by reference to Appendix B.

Purpose. The purpose of the 2024 LTIP is to permit award grants to eligible employees, consultants, non-employee directors, and other advisors of the Company and its affiliates, and to provide such persons incentives and rewards for performance and/or service.

Plan Term. No awards may be granted under the 2024 LTIP on or after the tenth anniversary of the date our shareholders approve the 2024 LTIP, but all awards granted prior to such date will continue in effect thereafter subject to their terms and the terms of the 2024 LTIP.

Authorized Shares. Subject to the adjustments and share counting provisions of the 2024 LTIP, the total number of shares available for issuance or transfer under the 2024 LTIP will not exceed the aggregate of 9,880,000 shares, minus any shares subject to awards granted under the 2015 LTIP after December 31, 2023 and prior to the effective date of the 2024 LTIP. Any shares delivered pursuant to a 2024 LTIP award may consist, in whole or in part, of authorized and unissued shares or shares reacquired by the Company.

Share Counting. Subject to the terms of the 2024 LTIP, to the extent a 2024 LTIP award expires or is canceled, forfeited, settled in cash or unearned, or otherwise terminates without the delivery of shares, the shares covered by such award (to the same extent) will again be available for issuance or transfer under the 2024 LTIP. If, after December 31, 2023, any award granted under the 2015 LTIP (in whole or in part) expires or is canceled, forfeited, settled in cash or unearned, or otherwise terminates without the delivery of shares, the shares subject to such award will, to the extent of such expiration, cancellation, forfeiture, cash settlement or unearned amount, be available under the 2024 LTIP.

The following shares will not be added (or added back, as applicable) to the aggregate number of shares available under the 2024 LTIP: (1) shares withheld by the Company, tendered or otherwise used in payment of the exercise price of a stock option; (2) shares withheld by the Company, tendered or otherwise used to satisfy tax withholding; (3) shares subject to a stock-settled

76	APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN

SAR (or a stock appreciation right granted under the 2015 LTIP) that are not actually issued in connection with the settlement of such right on exercise; and (4) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options. If, under the 2024 LTIP, a participant has elected to give up the right to receive compensation in exchange for shares based on fair market value, such shares will not count against the aggregate limit under the 2024 LTIP.

ISO Limit. Subject to adjustment as provided in the 2024 LTIP, the aggregate number of shares actually issued or transferred by the Company upon the exercise of ISOs will not exceed 9,880,000 Ordinary Shares.

Administration. The 2024 LTIP is generally administered by the Compensation Committee. The Compensation Committee has the authority to select individuals to whom awards are granted and determine the types of awards and number of shares covered and the terms and conditions of awards, including the applicable vesting schedule, performance conditions and whether the award will be settled in cash or shares. The Compensation Committee may delegate its authority under the 2024 LTIP to a subcommittee, and to the extent permitted by law, the Compensation Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable. Subject to certain limitations, the Compensation Committee may delegate the authority to grant awards under the 2024 LTIP to one or more officers of the Company. At the discretion of our Board, the 2024 LTIP may be administered by our Board.

Eligibility. Employees, consultants, advisors and other service providers of the Company and its affiliates, and non-employee directors of the Company, are eligible to receive awards under the 2024 LTIP, provided that any such person is eligible for grants pursuant to Form S-8. As of December 31, 2023, the Company and its affiliates had approximately 154,000 employees, eight non-employee service providers, and nine non-employee directors.

Types of Awards. The 2024 LTIP permits grants of RSUs, restricted stock, NQSOs, ISOs, SARs and other share-based awards.

•

Restricted Stock Units. RSUs represent a contractual right to receive the value of an Ordinary Share at a future date, subject to specified vesting and/or other restrictions. RSUs may be subject to restrictions, including performance restrictions, which may lapse as the Compensation Committee deems appropriate. Following the lapse of any restrictions, RSUs may be settled in cash, Ordinary Shares, other awards, other property or a combination of the foregoing, as determined by the Compensation Committee. The Compensation Committee may set forth in the applicable award agreement whether an award of RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights. Any dividends or dividend equivalents or other distributions with respect to RSUs will be deferred until, and paid contingent upon, the vesting of the applicable RSUs to which they relate.

•

Restricted Stock. Restricted stock is an award of Ordinary Shares that are subject to restrictions on transfer and a substantial risk of forfeiture. Restricted stock may be subject to restrictions, including performance restrictions, which may lapse as the Compensation Committee deems appropriate. The Compensation Committee may set forth in the applicable award agreement whether an award of restricted stock is entitled to dividends or dividend equivalents, voting rights or any other rights. Any dividends or dividend equivalents or other distributions with respect to restricted stock will be deferred until, and paid contingent upon, the vesting of the applicable shares of restricted stock to which they relate.

•

Stock Options. A stock option is a contractual right to acquire shares at a specified exercise price. The Compensation Committee is authorized to grant both ISOs and NQSOs. The per share exercise price of a stock option will be determined by the Compensation Committee but, except in the case of an award granted in connection with an award that is assumed, converted or substituted in connection with certain transactions (a “Replacement Award”), may not be less than the fair market value (as determined in accordance with the 2024 LTIP) of an Ordinary Share on the grant date. The Compensation Committee will determine the time at which each stock option may be exercised and the expiration date of each option. However, no stock option will be exercisable more than 10 years from the grant date. Stock options that are intended to qualify as ISOs are subject to certain additional limitations under Section 422 of the Code. Stock options will not provide for dividends or dividend equivalents. Subject to applicable law, the Compensation Committee will determine the method or methods by which, and the form or forms, including cash, shares, other awards, other property, net

APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN	77

settlement (including broker-assisted cashless exercise) or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price, in which payment of the exercise price may be made or deemed to have been made.

•

Stock Appreciation Rights. A SAR is a contractual right to receive, in cash or shares, an amount equal to the appreciation of one Ordinary Share from the applicable grant price. SARs may be granted either alone, as freestanding awards, or in addition to other awards granted under the 2024 LTIP (which such awards may, but do not need to be, stock options). Any SAR will be granted subject to substantially similar terms and conditions as apply to stock options, as described above. A tandem SAR may be exercised only at a time when the related award is exercisable. SARs will not provide for dividends or dividend equivalents.

•

Other Awards. The Compensation Committee is authorized to grant Ordinary Shares or other awards, which may be denominated in or based on Ordinary Shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon our performance or our business units’ performance or any other factors that the Compensation Committee specifies, and awards valued by reference to the book value of the Ordinary Shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of the Company. Cash awards, including as stand-alone awards or as an element of or supplement to any other award, may also be granted under the 2024 LTIP. The Compensation Committee may authorize the grant of Ordinary Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2024 LTIP or under other plans or compensatory arrangements, subject to such terms determined by the Compensation Committee in a manner that complies with Section 409A of the Code. The Compensation Committee may, at or after the applicable grant date, authorize the payment of dividends or dividend equivalents on awards described in this paragraph, either in cash or in additional shares, but dividend equivalents or other distributions on shares underlying such awards will be deferred until, and paid contingent upon, the earning and vesting of such awards.

Performance Awards. The Compensation Committee may specify performance objectives regarding the vesting of any award granted under the 2024 LTIP. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance objectives or other applicable performance conditions. Subject to the terms of the 2024 LTIP, regarding any such performance-based award, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any award granted and the amount of any payment or transfer to be made pursuant to any award will be determined by the Compensation Committee. The Compensation Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such performance-based awards.

Performance objectives for performance-based awards may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The performance objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The performance objectives may be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics), or such other metrics as may be determined by the Compensation Committee: market capitalization; stock price; value appreciation; total shareholder return; revenue; sales; bookings; unit volume; production; pre-tax income; earnings; earnings per share; net income; operating income; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); operating or profit margin; cost structure; restructuring; expense control; overhead costs; general and administration expense; economic value added; net capital employed; net asset value; reserve value; market share; customer satisfaction or service quality; capacity utilization; reserve replacement; increase in customer base; customer diversification; cash flow; cash from operations; debt leverage; debt to equity ratio; return on assets or RONA; return on equity; return on capital; assets levels; asset turnover; inventory turnover; environmental health and safety; diversity; productivity; risk mitigation; corporate compliance; employee retention or engagement; and goals relating to acquisitions or divestitures.

78	APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the goals or actual levels of achievement regarding the performance objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable.

Adjustments. If the Compensation Committee determines that an adjustment is equitably required to prevent dilution or enlargement of participant benefits under the 2024 LTIP, it will equitably adjust the terms of any outstanding awards (including the number of shares subject to such awards and the applicable exercise or grant prices) and the number and type of securities issuable under the 2024 LTIP to reflect any change in the Ordinary Shares resulting from a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, spin-out, combination, repurchase or exchange of our Ordinary Shares or other securities, issuance of warrants or other rights to acquire our Ordinary Shares or other securities, issuance of our Ordinary Shares pursuant to the anti-dilution provisions of our securities, other change in our capital structure, partial or complete liquidation or other distribution of assets, or any other similar corporate transaction or event affecting our Ordinary Shares.

In the event of any such transaction or event or in the event of a change in control (as defined in the 2024 LTIP), the Compensation Committee may provide in substitution for any or all outstanding awards under the 2024 LTIP such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and will require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or hurdle price, as applicable, greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR.

Prohibition on Stock Option and SAR Repricing. Except in connection with certain corporate transactions or events described in the 2024 LTIP or in connection with a change in control, the terms of outstanding 2024 LTIP awards may not be amended to reduce the exercise price of outstanding stock options or the exercise or hurdle price of outstanding SARs, or cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, other awards or stock options or SARs with an exercise or hurdle price, as applicable, that is less than the exercise price of the original stock options or exercise or hurdle price of the original SARs, as applicable, without approval of the Company’s shareholders. This repricing provision may not be amended without approval by the Company’s shareholders.

Vesting Terms. Each award will specify the period of continuous service by the participant or the fulfillment of other conditions (if any) that are necessary for the applicable award to vest. An award may provide for the earning or vesting of such award upon certain events, including in the event of the retirement, death, disability or termination of employment or service of a participant, or in the event of a change in control.

Accelerated or Continued Vesting. If permitted by Section 409A of the Code, and subject to the terms of the 2024 LTIP, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, to the extent a participant holds a stock option or SAR not immediately exercisable in full, or any restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the vesting period has not been completed, or any performance-based awards which have not been fully earned, or any dividend equivalents or other awards made pursuant to the 2024 LTIP subject to any vesting schedule or transfer restriction, or holds shares subject to any transfer restriction imposed pursuant to the 2024 LTIP, the Compensation Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such stock option or SAR or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such vesting period will end or the time at which such performance-based awards will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN	79

“Change in Control” Definition. Except as otherwise provided by the Compensation Committee in an applicable award document, the 2024 LTIP generally defines a “change in control” to mean (subject to certain limitations and exceptions set forth in the 2024 LTIP):

•

A transaction or series of related transactions within a 12-month period whereby any person or group of persons acquires or maintains more than 30% of the combined voting power of our outstanding securities;

•	The replacement of the majority of directors during any 12-month period (other than by directors approved by a majority of the remaining directors);

•

The consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity outstanding immediately after such transaction); or

•	The transfer within a 12-month period of all or substantially all of the assets of us and our subsidiaries.

Allowances for Conversion Awards and Assumed Plans. Ordinary Shares issued or transferred under awards granted under the 2024 LTIP in substitution for or conversion of, or in connection with an assumption of, restricted stock, RSUs, stock options, SARs or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2024 LTIP limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2024 LTIP, under circumstances further described in the 2024 LTIP, but will not count against the aggregate share limit or other 2024 LTIP limits described above.

Amendment and Termination. Generally, our Board may amend, alter, suspend, discontinue or terminate the 2024 LTIP, subject to the approval of our shareholders if required by the rules of the exchange on which our shares are principally traded (as determined by the Board). The Compensation Committee may amend any outstanding award. However, no such Board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent (subject to certain exceptions set forth in the 2024 LTIP).

New Plan Benefits

Any awards under the 2024 LTIP will be at the discretion of the Compensation Committee. It is not possible at present to determine the amount or the form of any award that will be granted to any individual during the term of the 2024 LTIP.

U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences associated with awards under the 2024 LTIP, as of the date of this Proxy Statement. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2024 LTIP participants, is not intended to be complete and does not describe U.S. federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The federal tax laws are complex and subject to change, and the tax consequences for any 2024 LTIP participant will be dependent on his or her individual circumstances.

•

Restricted Stock Units. The grant of an award of RSUs generally will not result in income for the participant. Upon the settlement of the award, the participant will recognize ordinary income equal to the aggregate value of the payment received.

•

Restricted Stock. A participant generally will not recognize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Code, within thirty days of receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If an election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If an election is not made, the participant will generally recognize ordinary income on the date that the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares.

80	APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN

•

Nonqualified Stock Options. The grant of an NQSO generally will not result in an income event for the participant. Upon the exercise of an NQSO, the excess of the fair market value of the underlying Ordinary Shares on the exercise date less the stock option exercise price will be taxable as income to the participant. The participant’s tax basis for shares received pursuant to the exercise of an NQSO will equal the sum of the income recognized and the exercise price. Special rules apply in the event that all or a portion of the exercise price is paid in the form of Ordinary Shares of the Company. Gain or loss upon a subsequent sale of any shares received upon the exercise of NQSOs will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

•

ISOs. The grant of an ISO generally will not result in an income event for the participant. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant or within the two-year period beginning on the date of grant of the stock option, any amount realized by the participant in excess of the exercise price upon the disposition of such shares will be taxed as long-term capital gain and any loss sustained will be a long-term capital loss. If the shares are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, less the exercise price will be taxable as ordinary income to the participant at the time of disposition. Special rules apply in the event that all or a portion of the exercise price is paid in the form of Ordinary Shares of the Company.

•

SARs. The grant of a SAR will not result in an income event for the participant. Upon the exercise of a SAR, the amount of cash received and the fair market value of any unrestricted shares received will be taxable as income to the participant. Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

•

Tax Consequences to the Company and its Subsidiaries. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, it is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE APTIV PLC 2024 LONG-TERM INCENTIVE PLAN.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	81

Advisory Vote to Approve Executive Compensation

(RESOLUTION 13)

As required by Section 14A of the Exchange Act, we are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

Our executive compensation programs are designed to align executive and shareholder interests by reinforcing the long-term growth, value creation and sustainability of Aptiv and to ensure that the majority of compensation opportunities are a result of pay-for-performance.

The Company is presenting Resolution 13 which gives shareholders the opportunity to approve or not approve our compensation program for NEOs by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs.

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS, AS DISCLOSED IN THIS PROXY STATEMENT, ON AN ADVISORY, NON-BINDING BASIS.

82	ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Advisory Vote on the Frequency of an Advisory Vote to Approve Executive Compensation

(RESOLUTION 14)

Section 14A of the Exchange Act also requires the Company to provide shareholders with the opportunity to cast an advisory, non-binding vote on how frequently the Company should seek an advisory vote on the compensation of the Company’s NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Resolution 14, shareholders may indicate whether they would prefer an advisory, non-binding vote on NEO compensation to occur once every one, two or three years. Shareholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay vote at least every six years.

After careful consideration of this Proposal, the Board has determined that an advisory, non-binding vote on executive compensation that occurs every year is the most appropriate alternative for Aptiv, and therefore the Board recommends that you vote to conduct future advisory votes on NEO compensation every year.

In formulating its recommendation, the Board considered that at our 2018 annual meeting, our shareholders indicated their preference for such advisory vote to be held every year and we have included such proposal annually since the 2018 annual meeting. In addition, we believe an annual advisory, non-binding vote on executive compensation will allow shareholders to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the Proxy Statement every year.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years or every three years, or you may abstain from voting.

“RESOLVED, that the Company’s shareholders determine, by voting on one of the three alternatives below, or abstaining, on an advisory, non-binding basis, the frequency with which they should have an advisory vote on the compensation of the Company’s named executive officers:

Choice 1 — EVERY YEAR;

Choice 2 — EVERY TWO YEARS;

Choice 3 — EVERY THREE YEARS; or

Choice 4 — ABSTAIN. ”

The option that receives the highest number of votes cast by shareholders will be considered approved by the shareholders on an advisory, non-binding basis. If no choice receives the required majority vote approval, the Board will take into account all voting results in determining the frequency of the say-on-pay vote. However, because this vote is advisory and not binding on the Board or Aptiv, the Board may decide that it is in the best interests of our shareholders and Aptiv to hold an advisory, non-binding vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF “EVERY YEAR” AS THE FREQUENCY OF ADVISORY, NON-BINDING VOTES ON THE COMPENSATION OF THE COMPANY’S NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	83

Ownership of Certain Beneficial Owners

Set forth in the table below is information about the number of ordinary shares held by persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), we know to be the beneficial owners of more than 5% of Aptiv ordinary shares (based on 279,033,365 ordinary shares outstanding at December 31, 2023), based on information furnished by the identified persons to the SEC.

The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of March 4, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	31,697,555	11.2%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	23,200,017	9.1%

(1)	Represents ordinary shares beneficially owned by The Vanguard Group, Inc. This information is based on a Schedule 13G/A filed with the SEC February 13, 2024.
(2)	Represents ordinary shares beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities. This information is based on a Schedule 13G/A filed with the SEC on February 12, 2024.

84	SECURITY OWNERSHIP OF MANAGEMENT

Security Ownership of Management

The following table sets forth information as of March 2, 2024 concerning beneficial ownership of Aptiv ordinary shares by each director, nominee and each of the executive officers named in the Summary Compensation Table. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has the right to acquire currently or within 60 days of March 2, 2024. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and dispositive power with respect to the securities listed.

Name of Beneficial Owner	Number of Shares Owned	Number of RSUs that Vest within 60 Days	Total	Percent of Class

Directors

Richard L. Clemmer	6,777	1,750	8,527	*

Nancy E. Cooper	9,590	1,925	11,515	*

Joseph L. Hooley	8,674	3,160	11,834	*

Vasumati P. Jakkal	—	—	—	*

Merit E. Janow	3,242	1,750	4,992	*

Sean O. Mahoney	18,179	1,867	20,046	*

Paul M. Meister	10,968	3,598	14,566	*

Robert K. Ortberg	8,886	1,750	10,636	*

Colin J. Parris	11,531	1,867	13,398	*

Ana G. Pinczuk	15,561	2,917	18,478	*

Officers

Kevin P. Clark	594,574	—	594,574	*

Joseph R. Massaro	122,819	—	122,819	*

Obed D. Louissaint	13,231	—	13,231

Benjamin Lyon	18,680	—	18,680	*

William T. Presley	17,122	—	17,122	*

Katherine H. Ramundo	25,592	—	25,592	*

Directors and Officers as a Group (18 Persons)	903,501	20,584	924,085	*

*	Less than 1%.

EQUITY COMPENSATION PLAN INFORMATION	85

Equity Compensation Plan Information

The table below contains information about securities authorized for issuance under equity compensation plans. The features of these plans are discussed further in Note 21. Share-Based Compensation to our audited consolidated financial statements. All numbers in the table are as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Common Stock Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Restricted Common Stock Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,150,942	(1)	$—	(2)	11,395,027	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	2,150,942		—		11,395,027

(1)	Includes (a) 20,584 outstanding RSUs granted to our Board of Directors and (b) 2,130,358 outstanding time- and performance-based RSUs to our employees. All grants were made under the 2015 LTIP.
(2)	The RSUs have no exercise price.
(3)	Remaining shares available under the 2015 LTIP.

86	RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships and Related Party Transactions

The Board has adopted a written Related Party Transaction Policy. Pursuant to this policy, the Company’s executive officers, directors and nominees for director must promptly disclose any actual or potential material conflict of interest to our Chief Legal Officer, who will then assess and communicate the information to the Nominating and Governance Committee for evaluation and appropriate resolution. The Nominating and Governance Committee will generally not approve or ratify a related party transaction unless it has determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. If we become aware of an existing related party transaction that has not been pre-approved under our Related Party Transaction Policy, the transaction will be referred to the Nominating and Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction.

No related party transactions were identified during 2023.

OTHER INFORMATION	87

Other Information

PRESENTATION OF ACCOUNTS

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the auditors before shareholders at a general meeting. The accounts of the Company for the fiscal year ended December 31, 2023 will be presented to the shareholders at the Annual Meeting.

OTHER BUSINESS

Management is not aware of any other matters to be brought before the Annual Meeting, except those set forth in this Notice of Annual Meeting of Shareholders. If other business is properly presented for consideration at the Annual Meeting, the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s rules must be received by our Corporate Secretary no later than the close of business on November 11, 2024, 120 days before the one-year anniversary of the mailing date.

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

HOUSEHOLDING

Only one copy of each of our annual report to shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the annual report and proxy statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79, or call (248) 813-3005. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our annual report and proxy statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

RECORD DATE

Shareholders owning Aptiv ordinary shares at the close of business on March 4, 2024 (the record date) may vote at the 2024 Annual Meeting. On that date, 272,678,642 ordinary shares were outstanding. Each ordinary share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

VOTING PRIOR TO THE ANNUAL MEETING

If you are a shareholder of record, you may vote by proxy in any of the following ways:

By Internet or Telephone - If you have Internet or telephone access, you may authorize the submission of a proxy on your behalf by following the voting instructions in the materials you receive. If you vote by Internet or telephone, you should not return your proxy card.

88	OTHER INFORMATION

By Mail - You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote over the Internet or by telephone, your vote must be received by 4:00 a.m., Eastern Time, on April 22, 2024.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

CHANGING YOUR VOTE BEFORE THE ANNUAL MEETING

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by Internet or telephone; or

•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

VOTING AT THE ANNUAL MEETING

If you are a shareholder of record, you may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from the street name holder.

QUORUM FOR THE ANNUAL MEETING

A quorum will consist of one or more shareholders present online or by proxy who hold or represent shares of not less than a majority of the total voting rights of all of the shareholders entitled to vote at the Annual Meeting.

VOTING TABULATION

To be approved, Resolutions 1 to 12 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution, assuming a quorum has been met. If a director does not receive a majority of the votes cast for his or her election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. The vote on Resolutions 13 and 14 is advisory and is not binding on our Board or the Company. Abstentions and broker non-votes are counted for the purpose of determining a quorum, but are not counted as votes cast.

BROKER NON-VOTES

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 11 (Appointment of and Payment to Auditors), which is considered to be “routine” for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

ATTENDING THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you must present proof that you own Aptiv shares to be admitted.

OTHER INFORMATION	89

Record Shareholders. If you are a record shareholder (a person who owns shares registered directly in his or her name with Computershare, Aptiv’s transfer agent) and plan to attend the Annual Meeting, please indicate this when voting, either by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting.

Owners of Shares Held in Street Name. Beneficial owners of Aptiv ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

ACCESSING PROXY MATERIALS ON THE INTERNET

This Proxy Statement and our 2023 Annual Report on Form 10-K are available at aptiv.com. If you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and is beneficial for the environment. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

NOTICE AND ACCESS

The SEC permits companies to furnish proxy materials to shareholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders. Shareholders have the ability to access, view and print the proxy materials on a website referred to in the Notice and request a printed set of proxy materials.

PROXY SOLICITATION

We will pay the cost for soliciting proxies for the Annual Meeting. Aptiv will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Morrow Sodali LLC (“Morrow Sodali”) at 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to assist with the solicitation of proxies. We will pay Morrow an aggregate fee, including reasonable out-of-pocket expenses, of $12,000, depending on the level of services actually provided. Certain Aptiv employees, officers and directors may also solicit proxies by mail, telephone or personal visits but they will not receive any additional compensation for their services.

We will also reimburse brokers, banks and other nominees for their expenses in forwarding proxy materials to beneficial owners.

CORPORATE GOVERNANCE INFORMATION

The following documents are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”:

•	Board Committee Charters;

•	Memorandum and Articles of Association;

•	Corporate Governance Guidelines;

•	Insider Trading Policy; and

•	Regulation FD Policy.

The Code of Ethical Business Conduct is also available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Code of Conduct”.

90	OTHER INFORMATION

VOTING RESULTS FOR THE ANNUAL MEETING

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be published on our website at aptiv.com.

Shareholders owning Aptiv’s ordinary shares will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

REQUESTS FOR COPIES OF ANNUAL REPORT

Aptiv will furnish to shareholders, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, upon receipt of a written request addressed to our Corporate Secretary at Aptiv PLC, 5 Hanover Quay, Grand Canal Dock, Dublin 2, Ireland D02 VY79.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 24, 2024

The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. Our Proxy Materials and Annual Report are available at www.proxyvote.com.

APPENDIX A	1

Appendix A

ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER SHARE

	Year Ended December 31,
(in millions, except per share amounts)	2023	2022	2021
Net income attributable to ordinary shareholders	$2,909	$531	$527

Mandatory convertible preferred share dividends	29	63	63
Net income attributable to Aptiv	2,938	594	590
Adjusting items:

Amortization	233	149	148

Restructuring	211	85	24

Other acquisition and portfolio project costs	80	26	15

Asset impairments	18	8	2

Other charges related to Ukraine/Russia conflict (a)	—	29	—

Compensation expense related to acquisitions	26	—	—

Costs associated with acquisitions and other transactions	4	61	—

Debt extinguishment costs	1	—	126

Debt modification costs	—	—	1

Impairment of equity investments without readily determinable fair value	18	—	—

Loss on change in fair value of publicly traded equity securities	6	52	—

Gain on change in fair value of equity investments without readily determinable fair value	—	—	(9)

Tax impact of intercompany transfers of intellectual property and other related transactions (b)	(2,082)	—	—

Tax impact of adjusting items (c)	(77)	(37)	(29)
Adjusted net income attributable to Aptiv	$1,376	$967	$868
Adjusted weighted average number of diluted shares outstanding (d)	282.88	283.55	283.59
Diluted net income per share attributable to ordinary shareholders	$10.39	$1.96	$1.94
Adjusted net income per share	$4.86	$3.41	$3.06

(a)

Adjustment is reduced by the portion of charges attributable to noncontrolling interest for our former majority owned Russian subsidiary. Our interest in this subsidiary was sold during the second quarter of 2023 and the subsidiary was deconsolidated.

(b)

In response to the OECD’s Pillar Two Directive, the Company initiated changes to its corporate entity structure, including intercompany transfers of certain intellectual property to one of its subsidiaries in Switzerland during the second half of 2023. Furthermore, during the third quarter, the Company’s Swiss subsidiary was granted a ten-year tax incentive, beginning in 2024. The measurement of certain deferred tax assets and associated income tax benefits resulting from these transactions was impacted by tax legislation in Switzerland enacted in the fourth quarter of 2023, which increased the statutory income tax rate, resulting in additional deferred tax benefit impacts, net of valuation allowances. These adjustments represent the total income tax benefits recorded as a result of these transactions during the year ended December 31, 2023.

(c)

Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

(d)

In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Each share of MCPS automatically converted on June 15, 2023 into 1.0754 Aptiv ordinary shares. Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS at the later of the beginning of the period or the time of issuance, and resulting issuance of the underlying ordinary shares applying the “if-converted” method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the year ended December 31, 2023) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the impact of the MCPS upon their conversion.

2	APPENDIX A

Adjusted Weighted Average Number of Diluted Shares Outstanding:

	Year Ended December 31,
(in millions)	2023	2022	2021
Weighted average number of diluted shares outstanding	282.88	271.18	271.22

Weighted average MCPS Converted Shares	—	12.37	12.37
Adjusted weighted average number of diluted shares outstanding	282.88	283.55	283.59

CASH FLOW BEFORE FINANCING

	Year Ended December 31,

(in millions)	2023	2022	2021
Cash flows from operating activities:

Net income	$2,966	$590	$609

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	912	762	773

Restructuring expense, net of cash paid	83	18	(56)

Working capital	(128)	(618)	(408)

Pension contributions	(33)	(24)	(28)

Increase in deferred income tax assets from intercompany transfers of intellectual property and other related transactions	(2,082)	—	—

Other, net	178	535	332
Net cash provided by operating activities	1,896	1,263	1,222
Cash flows from investing activities:

Capital expenditures	(906)	(844)	(611)

Proceeds from business divestitures, net of cash sold	(17)	—	—

Cost of business acquisitions and other transactions, net of cash acquired	(83)	(4,310)	(130)

Proceeds from sale of technology investments	—	3	22

Cost of technology investments	(6)	(42)	(2)

Settlement of derivatives	6	7	(17)

Other, net	4	4	9
Net cash used in investing activities	(1,002)	(5,182)	(729)
Adjusting items:

Adjustment for the cost of business acquisitions and other transactions, net of cash acquired	83	4,310	130

Adjustment for cost of significant technology investments	4	40	—
Cash flow before financing	$981	$431	$623

APPENDIX A	3

Adjusted Operating Income

	Year Ended December 31,
	2023		2022		2021
	($ in millions)
	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$2,938		$594		$590

Interest expense	285		219		150

Other (income) expense, net	(63)		54		129

Income tax (benefit) expense	(1,928)		121		101

Equity loss, net of tax	299		279		200

Net income (loss) attributable to noncontrolling interest	28		(3)		19

Net loss attributable to redeemable noncontrolling interest	—		(1)		—
Operating income	1,559	7.8%	1,263	7.2%	1,189	7.6%

Amortization	233		149		148

Restructuring	211		85		24

Other acquisition and portfolio project costs	80		26		15

Asset impairments	18		8		2

Other charges related to Ukraine/Russia conflict	—		54		—

Compensation expense related to acquisitions	26		—		—

Adjusted operating income	$2,127	10.6%	$1,585	9.1%	$1,378	8.8%

Adjusted Revenue Growth

	Year Ended December 31,
	2023	2022	2021
Reported net sales % change	15%	12%	20%

Less: foreign currency exchange and commodities	(1)%	(4)%	5%

Less: acquisitions	4%	—	—
Adjusted revenue growth	12%	16%	15%

APPENDIX B	1

Appendix B

APTIV PLC

2024 LONG-TERM INCENTIVE PLAN

Section 1. Purpose. The purpose of the Aptiv PLC 2024 Long-Term Incentive Plan (as amended or as amended and restated from time to time, the “Plan”) is to permit Award grants to eligible employees, Non-Employee Directors, consultants and other advisors of the Company and its Affiliates, and to provide such persons incentives and rewards for performance and/or service.

Section 2. Eligibility. Any employee, consultant or other advisor of (or any other individual who provides services to) the Company or any Affiliate, plus any Non-Employee Director, shall be eligible to be selected to receive an Award under the Plan (provided, in each such case, that such individual is a Form S-8 Eligible Service Provider).

Section 3. Administration.

(a) The Plan shall be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any portion of its authority under this Plan to a subcommittee thereof. To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent permitted by applicable law and subject to applicable legal requirements, the Committee may delegate to one or more officers of the Company the authority to grant Awards, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act or for a Non-Employee Director. The Committee may issue rules and regulations for administration of the Plan. For the purposes of this Section 3(a), “officer” means an executive of the Company who is elected to his or her position by the Board.

(b) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: designate Participants; determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; determine the terms and conditions of any Award; determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

2	APPENDIX B

Section 4. Shares Available for Awards.

(a) Maximum Shares Available Under Plan. Subject to adjustment as provided in Section 4(d) and to the Share counting rules of this Plan, the total number of Shares available for issuance or transfer under this Plan shall not exceed in the aggregate (i) 9,880,000 Shares, minus (ii) any Shares subject to awards granted under the Predecessor Plan after December 31, 2023 and prior to the Effective Date, plus (iii) any Shares that are subject to Awards granted under this Plan or awards granted under the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of Shares available under this Section 4(a) pursuant to the Share counting rules of this Plan.

(b) Incentive Stock Option Limit. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 4(d) of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 9,880,000 Shares.

(c) Share Counting Rules.

(i) Except as provided in Section 21 of this Plan, if any Award granted under this Plan (in whole or in part) expires or is canceled, forfeited, settled in cash or unearned, or otherwise terminates without the delivery of Shares, the Shares subject to such Award will, to the extent of such expiration, cancellation, forfeiture, cash settlement or unearned amount, be available (or again be available) under Section 4(a).

(ii) If, after December 31, 2023, any award granted under the Predecessor Plan (in whole or in part) expires or is canceled, forfeited, settled in cash or unearned, or otherwise terminates without the delivery of Shares, the Shares subject to such award will, to the extent of such expiration, cancellation, forfeiture, cash settlement or unearned amount, be available under Section 4(a).

(iii) Notwithstanding anything to the contrary contained in this Plan, the following Shares will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 4(a) of this Plan: (A) Shares withheld by the Company, tendered or otherwise used in payment of the exercise price of an Option (or the exercise price of an option granted under the Predecessor Plan); (B) Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding; (C) Shares subject to a stock-settled SAR (or a stock appreciation right granted under the Predecessor Plan) that are not actually issued in connection with the settlement of such right on the exercise thereof; and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or stock options granted under the Predecessor Plan). If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate limit under Section 4(a) of this Plan.

(d) Adjustments. In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, spin-out, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, other change in the capital structure of the Company, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, the Committee determines, in its sole discretion, exercised in good faith, that an adjustment is equitably required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 18, adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the limits specified in Section 4(a) and Section 4(b); provided, however, that any such adjustment to the number specified in Section 4(b) of this Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify;

APPENDIX B	3

(ii) the number and type of Shares (or other securities) subject to outstanding Awards;

(iii) the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv) other Award terms.

Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option or SAR with an exercise price or hurdle price, as applicable, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.

(e) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

Section 5. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) Subject to applicable law, the Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option.

(f) Options granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(g) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

Section 6. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 5.

4	APPENDIX B

(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the grant date of such Option).

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. A tandem SAR may be exercised only at a time when the related Award is exercisable.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f) SARs granted under this Plan may not provide for any dividends or dividend equivalents thereon.

Section 7. Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) The applicable Award Document shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Stock or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

(b) Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, any dividends, dividend equivalents or other distributions with respect to Restricted Stock or RSUs will be deferred until, and paid contingent upon, the vesting of the applicable Shares of Restricted Stock or RSUs to which they relate.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(d) The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the Internal Revenue Service.

(e) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 8. Other Awards.

(a)   Subject to applicable law and the applicable limits set forth in Section 4 of this Plan, the Committee may authorize the grant to any Participant of Shares or such other Awards that may be denominated or payable in, valued in whole or

APPENDIX B	5

in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes or other property, as the Committee determines.

(b)   Cash awards, including as stand-alone Awards or as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Section 8.

(c)   The Committee may authorize the grant of Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary thereof to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)   The Committee may, at or after the applicable grant date, authorize the payment of dividends or dividend equivalents on Awards granted under this Section 8, either in cash or in additional Shares; provided, however, that dividend equivalents or other distributions on Shares underlying awards granted under this Section 8 shall be deferred until, and paid contingent upon, the earning and vesting of such Awards.

Section 9. Performance-Based Awards. The Committee is authorized to specify Performance Objectives regarding the vesting of any Award granted under the Plan, which Awards will be subject to the following terms and conditions regarding the Performance Objectives and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any Performance Objectives or other applicable performance conditions. Subject to the terms of the Plan, regarding any such performance-based Award, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Award granted and the amount of any payment or transfer to be made pursuant to any Award shall be determined by the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such performance-based Awards.

Section 10. Vesting Terms; Effect of Termination of Service or a Change in Control.

(a) Each Award will specify the period or periods of continuous service by the Participant with the Company or an Affiliate or the fulfillment of other conditions, if any, that are necessary for the applicable Award to vest. Any Award may specify Performance Objectives regarding the earning of the Award pursuant to Section 9.

(b) Notwithstanding anything to the contrary contained in this Plan, any Award may provide for the earning or vesting of, or earlier termination of restrictions applicable to, such Award upon certain events, including in the event of the retirement, death, disability or termination of employment or service of a Participant, or in the event of a Change in Control.

(c) If permitted by Section 409A of the Code, but subject to Section 12(b), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option or SAR not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the vesting period has not been completed, or any performance-based Awards which have not been fully earned, or any dividend equivalents or other Awards made pursuant to Section 8 of this Plan subject to any vesting schedule or transfer restriction, or holds Shares

6	APPENDIX B

subject to any transfer restriction imposed pursuant to this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option or SAR or other Award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such vesting period will end or the time at which such performance-based Awards will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

Section 11. General Provisions Applicable to Awards.

(a) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards; provided, however, that a tandem SAR granted in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(b) Subject to the terms of the Plan and Section 18, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(c) Except as may be permitted by the Committee or as specifically provided in an Award Document, and subject to compliance with Section 18(b) and Section 409A of the Code, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 11(d) and during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided, however, that the Committee shall not permit, and an Award Document shall not provide for, any Award to be transferred or transferable to a third party for value or consideration without the approval of the Company’s shareholders. The provisions of this Section 11(c) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(d) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(e) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Without limiting the generality of Section 11(g), the Committee may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum stock ownership requirements, as it deems necessary or appropriate in its sole discretion.

(g) The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award

APPENDIX B	7

Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(h) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Committee may, in its discretion, require the Participant to reimburse the Company the amount of any payment in settlement of any Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement.

(i) Any Award Document (or any part thereof) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain or earnings related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with (i) any Company clawback or recoupment policy, including the Aptiv PLC Compensation Recoupment Policy Effective October 2, 2023 and any other policy that is adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise (in each case, the “Clawback Policy”), or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and the recovery of amounts relating thereto. By accepting Awards under the Plan, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any Award, any gains or earnings related to any Award, or any other amount paid under the Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

Section 12. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded, as determined by the Board, or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 11(i).

(b) Subject to Section 13, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(d), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan without such Participant’s consent, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 11(i); and provided further, that the Committee’s authority under this Section 12(b) is limited by the provisions of Section 11(c).

8	APPENDIX B

(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 13. Prohibition on Option and SAR Repricing. Except in connection with a corporate transaction or event described in Section 4(d) or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the exercise or hurdle price of outstanding SARs, or cancel outstanding “underwater” Options or SARs (including following a Participant’s voluntary surrender of “underwater” Options or SARs) in exchange for cash, other Awards or Options or SARs with an exercise or hurdle price, as applicable, that is less than the exercise price of the original Options or exercise or hurdle price of the original SARs, as applicable, without approval of the Company’s shareholders. This Section 13 is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 4(d) of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 13 may not be amended without approval by the Company’s shareholders.

Section 14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the Shares delivered or required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in the Participant’s income. In no event will the market value of the Shares to be withheld and delivered pursuant to this Section 14 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Options.

Section 15. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any

APPENDIX B	9

Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect. Notwithstanding anything in this Plan or an Award Document to the contrary, nothing in this Plan or an Award Document prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

(e) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) The Company shall not be required to issue or deliver fractional Shares pursuant to the Plan or any Award, and the Committee may in its discretion determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(g) In order to facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or any Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

(h) The Company shall take responsibility for the information set out in the Plan.

Section 16. Effective Date of the Plan. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for Shares under such awards to be added to the aggregate number of Shares available under Section 4 of this Plan pursuant to the share counting rules of this Plan).

Section 17. Term of the Plan. No Award shall be granted under the Plan after the date immediately preceding the tenth anniversary of the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the

10	APPENDIX B

terms thereof and of this Plan, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18. Section 409A of the Code.

(a) With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be administered and interpreted in a manner consistent with this intent. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d) If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

(e) Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(f) Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

APPENDIX B	11

Section 19. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i)  administering and maintaining Participant records;

(ii)  providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(iii)  providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(iv)  transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 20. Governing Law. The Plan, all grants and actions taken hereunder, and each Award Document shall be governed by and construed in accordance with the laws of the State of New York, without application of the conflicts of law principles thereof.

Section 21. Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any of its subsidiaries prior to such acquisition or merger.

(c) Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 21(a) or 21(b) of this Plan will not reduce the Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 4 of this Plan. In addition, no Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 21(a) or 21(b) of this Plan, will be added to the aggregate limit contained in Section 4(a) of this Plan.

Section 22 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity that, directly or indirectly, is controlled by the Company, or any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and any other entity which the Committee determines should be treated as an “Affiliate.”

12	APPENDIX B

(b) “Award” means any Option, SAR, Restricted Stock, RSU or Other Award granted under the Plan.

(c) “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format or limited to notation on the books and records of the Company, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e) “Board” means the board of directors of the Company.

(f) “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s:

(i)  indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company;

(ii)  having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;

(iii)  conduct, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company;

(iv)  willful violation of the Company’s Code of Conduct or other material policies set forth in the manuals or statements of policy of the Company;

(v)  willful neglect in the performance of a Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or

(vi)  material breach of any applicable Employment Agreement.

The occurrence of any such event that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 days after the Company provides notice to such Participant.

(g) “Change in Control” means, except as may be otherwise prescribed by the Committee in an Award Document made under this Plan, the occurrence of any one or more of the following events:

(i)  a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (in each case a “Person”) other than the Company or an employee benefit plan maintained by the Company, directly or indirectly acquire or maintain “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 30% of the total combined voting power of the Company’s equity securities outstanding immediately after such acquisition;

APPENDIX B	13

(ii)  at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)  the consummation of a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation; or

(iv)  the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its subsidiaries.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(i) “Committee” means the Compensation and Human Resources Committee of the Board (or its successor(s)) or such other committee of the Board as may be designated by the Board; provided that, with respect to any Award granted to any Non-Employee Director, the “Committee” means the Nominating and Corporate Governance Committee of the Board (or its successor(s)) or such other committee of the Board as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j) “Company” means Aptiv PLC, a Jersey public limited company, and its successors.

(k) “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document:

(i)  a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or

(ii)  if such Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then a “permanent and total disability” as defined in Section 22(e)(3) of the Code and, in this case, the existence of any such Disability will be certified by a physician acceptable to the Company.

(l) “Employment Agreement” means any employment, severance, consulting or similar agreement (including any offer letter) between the Company or any of its Affiliates and a Participant.

(m) “Effective Date” means the date this Plan is approved by the Company’s shareholders.

(n) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules, regulations and guidance thereunder, as such law, rules, regulations and guidance may be amended from time to time. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

14	APPENDIX B

(o) “Fair Market Value” means with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Award Document and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(p) “Form S-8 Eligible Service Provider” means an individual who (i) is a natural person, and (ii) provides bona fide services to the Company, which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(q) “Good Reason” means, with respect to any Participant, “good reason” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, the occurrence of any one or more of the following events:

(i)  a material diminution in the Participant’s base salary;

(ii)  a material diminution in the Participant’s authority, duties, or responsibilities;

(iii)  a relocation of the Participant’s principal place of employment more than fifty (50) miles from its location; or

(iv)  any other action or inaction that constitutes a material breach by the Company of the Participant’s Employment Agreement, if any;

in each case, without the Participant’s consent. A Participant must provide notice to the Company of the existence of any one or more of the conditions described in (i) through (iv) above within sixty (60) days of the initial existence of the condition, upon the notice of which the Company will have a period of thirty (30) days during which it may remedy the condition before the condition gives rise to Good Reason.

(r) “Incentive Stock Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 5, that meets the requirements of Section 422 of the Code or any successor provision.

(s) “Non-Employee Director” means a member of the Board who is not an employee of the Company or an Affiliate.

(t) “Non-Qualified Stock Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 5, that is not an Incentive Stock Option.

(u) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that any Option granted to a Non-Employee Director, consultant or other non-employee advisor shall be a Non-Qualified Stock Option.

(v) “Other Award” means an Award granted in accordance with the provisions of Section 8.

(w) “Participant” means the recipient of an Award granted under the Plan.

(x) “Performance Objectives” means the performance objective or objectives established pursuant to this Plan for Participants who have received grants of performance-based Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The Performance Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments,

APPENDIX B	15

regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Performance Objectives may be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics), or such other metrics as may be determined by the Committee: market capitalization; stock price; value appreciation; total shareholder return; revenue; sales; bookings; unit volume; production; pre-tax income; earnings; earnings per share; net income; operating income; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); operating or profit margin; cost structure; restructuring; expense control; overhead costs; general and administration expense; economic value added; net capital employed; net asset value; reserve value; market share; customer satisfaction or service quality; capacity utilization; reserve replacement; increase in customer base; customer diversification; cash flow; cash from operations; debt leverage; debt to equity ratio; return on assets or RONA; return on equity; return on capital; assets levels; asset turnover; inventory turnover; environmental health and safety; diversity; productivity; risk mitigation; corporate compliance; employee retention or engagement; and goals relating to acquisitions or divestitures. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the goals or actual levels of achievement regarding the Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable. Performance Objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, non-recurring gains or losses or other such items.

(y) “Performance Period” means the period established by the Committee at the time any performance-based Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(z) “Predecessor Plan” means the Aptiv PLC Long-Term Incentive Plan, as amended and restated effective April 23, 2015.

(aa) “Replacement Award” means an Award granted in connection with an award that is assumed, converted or substituted pursuant to Section 21(a).

(bb) “Restricted Stock” means any Share granted in accordance with the provisions of Section 7.

(cc) “RSU” means a contractual right granted in accordance with the provisions of Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share.

(dd) “SAR” means any right granted in accordance with the provisions of Section 6 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(ee) “Shares” means the ordinary shares, par value $0.01 per share, of the Company, or any security into which such ordinary shares may be changed by reason of any transaction or event of the type referred to in Section 4(d) of this Plan.

(ff) “Termination of Service” means, except as otherwise provided in a Participant’s Award Document:

(i)  in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate;

(ii)  in the case of a Participant who is a Non-Employee Director, the date that the Participant ceases to be a member of the Board for any reason; or

16	APPENDIX B

(iii)  in the case of a Participant who is a consultant or other advisor, the effective date of the cessation of the performance of services for the Company or an Affiliate;

provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a member of the Board or a consultant or other advisor shall not be deemed a cessation of service that would constitute a Termination of Service; and provided further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate, unless such Participant’s employment continues with the Company or another Affiliate. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), to the extent necessary to comply with Section 409A of the Code, a Termination of Service occurs when a Participant experiences a “separation from service” (as such term is defined under Section 409A of the Code).

APTIV PLC 5 HANOVER QUAY, GRAND CANAL DOCK DUBLIN 2, IRELAND D02 VY79

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until April 22, 2024 at 4:00 a.m. Eastern Time. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until April 22, 2024 at 4:00 a.m. Eastern Time. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29575-P04638      KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APTIV PLC
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Kevin P. Clark	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 3, and 4.		For	Against	Abstain

	1b.	Nancy E. Cooper	☐	☐	☐	2.	Proposal to re-appoint auditors, ratify independent public accounting firm and authorize the directors to determine the fees paid to the auditors.	☐	☐	☐
	1c.	Joseph L. Hooley	☐	☐	☐

	1d.	Vasumati P. Jakkal	☐	☐	☐	3.	Proposal to approve the Aptiv PLC 2024 Long-Term Incentive Plan.	☐	☐	☐
	1e.	Merit E. Janow	☐	☐	☐

	1f.	Sean O. Mahoney	☐	☐	☐	4.	Say-on-Pay - To approve, by advisory vote, executive compensation.

	1g.	Paul M. Meister	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on proposal 5.	1 Year	2 Years	3 Years	Abstain

	1h.	Robert K. Ortberg	☐	☐	☐	5.	Say-When-on-Pay - To determine, by advisory vote, the frequency of shareholder votes on executive compensation. ☐	☐	☐	☐
	1i.	Colin J. Parris	☐	☐	☐

	1j.	Ana G. Pinczuk	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Materials are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — V29576-P04638

APTIV PLC

Annual Meeting of Shareholders

April 24, 2024 9:00 AM Local Time

This proxy is solicited by the Board of Directors

Katherine H. Ramundo, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Aptiv PLC to be held on April 24, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 4, and 1 YEAR on Proposal 5.

(Items to be voted appear on reverse side.)

Continued and to be signed on reverse side